Exhibit 4.3
DATED April 30 2008
CORGI CLASSICS LIMITED
and
CORGI USA, INC.
and
CORGI INTERNATIONAL LTD.
as Sellers

HORNBY HOBBIES LIMITED
as Buyer
ASSET PURCHASE AGREEMENT
for the purchase of the ‘Corgi Collectibles’
Business and certain Assets
Contents

Clause	Name	Page
1	Definitions and interpretation	3
2	Agreement for Sale	9
3	Excluded Assets	10
4	Consideration	10
5	Adjustments to Stock Consideration	11
6	Completion	12
7	Retentions and Retention Account	14
8	Business Contracts	15
9	Liabilities	17
10	Apportionments and Prepayments	18
11	Employees	19
12	Warranties	21
13	Post-Completion Provisions	22
14	Announcements	25
15	Vat	25

Clause	Name	Page
16	Risk	26
17	Information and Further Assurance	26
18	Rights and remedies of the Buyer	27
19	Waiver	27
20	No Merger	27
21	Contracts (Rights of Third Parties) Act 1999	27
22	Costs	28
23	Set-off, withholding tax and grossing-up	28
24	Invalidity	28
25	Counterparts	28
26	Communications	28
27	Proper Law	29

Schedule	Name	Page
1	Apportionment of Consideration	30

2	Calculation of Stock Inventory	31

3	Employees	32
3	Part 1 Employees	32
3	Part 2 Excluded Employees	32

4	Business Contracts	35
4	Part 1	35
4	Part 2	35
4	[Part 3	35

5	Excluded Tooling	36]

6	Liabilities to Suppliers	37
6	Part 1	37
6	Part 2	37
6	Part 3 Agreed Form Confirmations to be Obtained	37

7	Trade Marks	38

8	Warranties	39
8	Part 1 Corporate Matters	39
8	Part 2 Finance	39
8	Part 3 Trading	40
8	Part 4 Employees	41
8	Part 5 Pensions	43
8	Part 6 Assets	44

9	Taxation Warranties	46

10	Sellers’ Protection Provisions	48

Execution Page		50

Appendices Name

1	Estimated Stock Inventory

2	Tooling

Schedule 1 : Apportionment of Consideration
DATED                    2008
PARTIES
(1)	CORGI CLASSICS LIMITED, a company incorporated in England and Wales with registered number 03034370 whose registered office is at Park House Meridien East, CORGI INTERNATIONAL LIMITED a company incorporated in Hong Kong whose registered office is at Unit 711 — 717 , 7/F., Tower A, New Mandarin Plaza, 14 Science Museum Road, TST East, Kowloon, Hong Kong, S.A.R., China and CORGI USA, INC. a corporation whose registered office is at 201 North Civic Drive, #239 Walnut Creek, California 94596 (the “Sellers”, each individually a “Seller”)
(2)	HORNBY HOBBIES LIMITED, a Company incorporated in England and Wales with registered number 02065081 whose registered office is at Westwood, Margate, Kent CT9 4JX (the “Buyer”)
OPERATIVE PROVISIONS
1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Agreed Form” means a form agreed between the parties, a copy of which has been initialled for the purpose of identification by or on behalf of the parties.

“Associate” means (in relation to a company) a Subsidiary Undertaking or Parent Undertaking of that company, and another Subsidiary Undertaking of any Parent Undertaking of the company.

“Assets” means the assets to be purchased by the Buyer from the Sellers and described in Clause 2.2.

“Assumed Liabilities” as defined in Clause 9.2.

“Brands” means the “Corgi” brand, the “Lledo” brand, the “Basset Lowke” brand, the “Vanguard” brand, the “Days Gone By” brand and all other trade marks listed in Agreed Form Appendix 4 to this Agreement.

“Business” means that part of the relevant Seller’s business concerned with or ancillary to the production, marketing and sale of the Goods but excluding the Excluded Business.

“Business Contracts” means the contracts, licences and purchase orders listed in Schedule 4 (Business Contracts ) together with all sales orders outstanding as at the Transfer Date in the UK or US order books of the Sellers.

“Business Day” means a day (other than a Saturday or Sunday) on which the clearing banks in the City of London are open for business.

“Business IPR” means:
(a)	all Intellectual Property Rights in or relating to the Brands;

(b)	all the trade mark applications and registrations listed in the Agreed Form Appendix 4 to this Agreement;

Schedule 1 : Apportionment of Consideration
(c)	all Intellectual Property Rights in or relating to the Tooling, including all design documents and drawings for the Tooling; and

(d)	all other Intellectual Property Rights owned by any member of the Sellers’ Group which is or has been used in the Business.
“Business Records” means all books and records relating to the Business including, without limitation, all documents and other material (including all forms of computer or machine readable material) containing information, know-how, techniques, designs, specifications, drawings, data, manuals and instructions, customer and supplier lists, credit information, accounting records, personnel records, catalogues, price lists, sales, marketing and promotional information, mailing lists, business plans and forecasts and stock records and all trade mark certificates and other documents and correspondence relating to the trade marks listed in Schedule 7 (Trademarks) but excluding the Retained Business Records.
“Buyer’s Group” means the Buyer, its Parent Undertaking and the Subsidiary Undertakings of its Parent Undertaking.
“Buyer’s Solicitors” means Berwin Leighton Paisner LLP, Adelaide House, London Bridge, London EC4R 9HA.
“CA1985” means the Companies Act 1985.
“CA2006” means the Companies Act 2006.
“Completion” means completion of the purchase of the Business and the Assets in accordance with Clause 6 (Completion ).
“Consideration” means the consideration payable for the Business and Assets, being the aggregate amount payable in accordance with Clause 4.1 (subject to adjustment in accordance with clauses 4, 5 and 7).
“Creditors” means all amounts owing by the Sellers at the Transfer Date to the trade creditors of the Business.
“Determined” means, in relation to a claim under this Agreement, agreed in writing between the parties or judicially determined by a court of competent jurisdiction and a “Determination” means a claim so agreed or determined.
“Debts” means all debts including book debts owing at the Transfer Date to the Sellers in connection with the carrying on of the Business (whether or not invoiced and whether or not due and payable on such date).
“Disclosure Letter” means the disclosure letter dated with the same date as this Agreement from the Sellers to the Buyer relating to the Warranties.
“Employees” means those persons listed in Schedule 3, Part 1 (Employees ).
“Employment Contribution” means the sum of £125,000.
“Employment Income” means general earnings, employment income and specific employment income for the purposes of the Income Tax (Earnings and Pensions) Act 2003.

Schedule 1 : Apportionment of Consideration
“Employment Legislation” means all legislation affecting the rights of employees and workers in the United Kingdom and in any other jurisdiction in which the Business is or has at any time been carried on.
“Employment Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006.
“Encumbrance” means a mortgage, charge, pledge, lien, rent charge or other security interest of any description or nature and any interest or legal or equitable right or claim of any third party or any option or right of pre-emption or right of conversion or right of set-off, any retention of title or hypothecation and any agreement to create any of the foregoing.
“Excluded Assets” means those assets listed in Clause 3 (Excluded Assets ).
“Excluded Business” means that part of the relevant Seller’s business that is not the Business including any business concerned with the production, marketing or sale of any Excluded Goods.
“Excluded Employees” means those employees of the Business listed in Schedule 3, Part 2 (Excluded Employees ).
“Excluded Goods” means the “Harry Potter” products, the “James Bond” products, the “Beatles” products, the “Golden Compass” products and the “Star Trek” products, any products produced under “Master Replicas” or “Popco” brands, and all non-die cast products of the Seller.
“Excluded Liabilities” as defined in Clause 9.2.
“Excluded Tooling” means all jigs and tooling listed in Schedule 5.
“First Retention” means the amount of £250,000.
“First Retention Claim” means a claim by the Buyer pursuant to Clause 11.2.
“First Retention Release Date” means six months following the date of this Agreement.
“Goods” means all die cast and/or tin products produced by any member of the Sellers’ Group under the Brands including, but not limited to, all products detailed in the Corgi Collectible back catalogue and all those currently in production but excluding the Excluded Goods.
“Goodwill” means the goodwill of the Sellers associated with carrying on the Business, together with the exclusive right for the Buyer to represent itself as carrying on the Business in succession to the Sellers and together with the right to use the Brand names.
“HMRC” means Her Majesty’s Revenue & Customs (which shall include its predecessors, the Inland Revenue and HM Customs and Excise).
“Intellectual Property Rights” means any and all copyright and rights in the nature of copyright, design rights, patents, trademarks, applications for any of the above, moral rights, know how, confidential information, domain names, and any other intellectual or industrial property rights whether or not registered and whether subsisting in the United Kingdom or any other part of the world;

Schedule 1 : Apportionment of Consideration
“Liabilities to Suppliers” means all of the liabilities of the Sellers to those manufacturers, licensors and other counterparties to a Business Contract listed in Part 2 of Schedule 6.
“NIC System” means the system operated pursuant to Social Security Legislation and any other system applicable outside the United Kingdom for the computation, collection and recovery of national insurance contributions by earners, employers and others including, without limitation, the keeping of records and the making of returns.
“Parent Undertaking” and “Subsidiary Undertaking” as defined in section 1162 CA2006.
“Particulars of Employment” means in relation to each Employee:
(a)	a copy of the written service agreement of the Employee or (as appropriate) of the particulars of employment applicable and issued to such Employee;

(b)	the age, sex and date of commencement of employment of the Employee including any employment with a previous employer which counts as continuous employment for the purposes of the Employment Rights Act 1996;

(c)	particulars of any collective agreement affecting the terms of employment of the Employee including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal; and

(d)	particulars of his rights (if any) under the Sellers’ Pension Scheme and all such information as may be required to determine his retirement and leaving service benefit under such scheme including (without limitation) his rate of pay current at the Transfer Date and length of service ranking for benefit if different from his period of continuous employment referred to in (b) above] full copies of which are included in the Disclosure Letter.
“PAYE System” means the system operated pursuant to Part II of Income Tax (Earnings and Pensions) Act 2003 (Assessment, collection, recovery and appeals) and any regulations made pursuant to that Part of Income Tax (Earnings and Pensions) Act 2003 and any other system applicable outside the United Kingdom for the assessment charge, collection or recovery of Tax in respect of Employment Income, and the like payable to or receivable by directors and employees (or other persons treated as receiving Employment Income) including, without limitation, the keeping of records and the making of returns.
“RAM” Ropart Asset Management Fund II, LLC and Ropart Asset Management Fund, LLC.
“Relevant Benefits” means any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question, except that it does not include any benefit which is to be afforded solely by reason of the disablement by accident of a person occurring during his service or on his death by accident so occurring and for no other reason;

Schedule 1 : Apportionment of Consideration
“Relief” includes any relief, allowance, credit, debit, charge, expense, exemption, set-off or deduction in computing, reducing or eliminating Tax or against profits, income or gains of any description or from any source, or credit against or repayment or right to repayment of Tax.
“Retained Business Records” means all accounting and taxation records of or relating to the Business (including the VAT records referred to section 49(4) of the VATA) and such of the records of or relating to the Business as relate both to the Business and to any other activities of the Sellers insofar as it is not possible to separate the records relating to the Business from the records relating to such other activities.
“Retained Stock” means any stock belonging to the Sellers not acquired by the Buyer pursuant to this Agreement.
“Retentions” means the First Retention, the Second Retention and the Third Retention.
“Retention Account” means the bank account in respect of the Retentions and the Employment Contribution to be opened in accordance with Clause 7.1(a).
“Second Retention” means the amount of £83,000.
“Sellers’ Group” means each Seller, their Parent Undertaking and the Subsidiary Undertakings of their Parent Undertaking.
“Sellers’ Pension Scheme” means the Corgi Classics Limited Group Personal Pension Plan.
“Sellers’ Solicitors” means Orrick, Herrington & Sutcliffe, Tower 42, Level 35, 25 Old Broad Street, London EC2N 1HQ.
“Social Security Legislation” means Social Security Contributions and Benefits Act 1992 and any other enactment relating to social security (including all regulations made under any such enactment) including any other similar legislation enacted outside the UK.
“Stock” means the Goods and other assets purchased for resale, work-in-progress, finished Goods and packaging and promotional material for the Goods, wherever held by the Sellers or in transit or in the custody or possession of third parties.
“Stock Consideration” means the consideration payable for the Stock.
“Stock Inventory” means a complete list of the Stock and the valuation of such Stock as estimated by the Sellers as at Completion and set out in the Agreed Form Appendix 2 to this Agreement and to be agreed or determined in accordance with Schedule 2.
“Tax” or “Taxation” means all present and future forms of tax, duties, imposts, contributions, withholdings, deductions, charges, levies and sums payable on account of the foregoing whatsoever and whenever imposed, charged or properly demanded by a Tax Authority in the nature of tax (including without limitation any amount payable as a result of counteraction, adjustment or set off by a Tax Authority in relation to any liability to tax, interest on unpaid tax, repayment of tax or interest or repayment supplement in respect of a repayment of tax), and all amounts recoverable by a Tax Authority as if they were tax and shall be deemed

Schedule 1 : Apportionment of Consideration
to include the cost of removing any charge over assets imposed by any Tax Authority and in each case all charges, interest, fines, penalties and surcharges arising from or incidental, or relating, to the same.

“Tax Authority” means HMRC and any other governmental, state, federal or other fiscal, revenue, customs or excise authority, department, agency, body or office whether in the United Kingdom or elsewhere in the world having authority or jurisdiction for any Tax purpose.

“Third Party Consent” means a consent, licence, approval, authorisation or waiver required from a third party for the conveyance, transfer, assignment or novation in favour of the Buyer of any of the Assets in terms acceptable to the Buyer.

“Third Retention” means the sum of £2,712,064.18.

“Third Retention Release Date” means the date on which the last of the liabilities detailed in Schedule 6 Part 2 has been paid.

“Tooling” means all the jigs and tooling used for, or in connection with (i) the production of the Goods, (ii) the production of the Harry Potter Ford Anglia, (iii) the production of the “James Bond” products and (iv) the production of the “Beatles” products including, but not limited to, all jigs and tooling listed in the Agreed Form Appendix 3 to this Agreement but excluding the Excluded Tooling.

“Transfer Date” means close of business on the date of this Agreement.

“UK Business and Assets” means those Business and Assets of the UK Seller and the “UK Business” shall mean the business of the UK Seller.

“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for listing pursuant to Part VI of the Financial Services and Markets Act 2000.

“UK Seller” means Corgi Classics Limited;

“VAT” means value added tax and its equivalent turnover tax under the law of any other country.

“VATA” means Value Added Tax Act 1994 and any equivalent legislation in any other country.

“VAT Regulations” means Value Added Tax Regulations 1995 (SI 1995/2518).

“Warranties” means the warranties of the Sellers contained in Schedule 8 (Warranties) and Schedule 9 (Taxation Warranties).

1.1	A reference to a statute or statutory provision is a reference to that statute or statutory provision and to all orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.2	Any reference to a statute, statutory provision, subordinate legislation, code or guidance (“statutory provision”) is a reference to such statutory provision as amended and in force from time to time and to any statutory provision which re-enacts or consolidates (with or without modification) any such statutory provision.

Schedule 1 : Apportionment of Consideration
1.3	References to a statutory provision or to a legal or accounting principle applying under English law shall, where the context requires, be treated as including references to the nearest corresponding provision or principle in the local jurisdiction and references to a governmental, local governmental or administrative authority or agency in the United Kingdom shall be treated as including references to the nearest equivalent governmental, local governmental or administrative authority or agency in that jurisdiction.

1.4	Reference to:
(a)	a person includes a legal or natural person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporate);

(b)	a statutory or regulatory body shall include its successors and any substituted body;

(c)	an individual includes, where appropriate, his personal representatives;

(d)	the singular includes the plural and vice versa; and

(e)	one gender includes all genders.
1.5	Unless otherwise stated, a reference to a Clause, Schedule or Appendix is a reference to a Clause, Schedule or Appendix to, this Agreement and a reference to this Agreement includes its Schedules.
1.6	Clause headings in this Agreement and in the Schedules are for ease of reference only and do not affect its construction.
1.7	In construing this Agreement the so-called ejusdem generis rule does not apply and accordingly the interpretation of general words shall not be restricted by words indicating a particular class or particular examples.
2	AGREEMENT FOR SALE
2.1	The Sellers agree to sell (or procure to be sold) with full title guarantee free from Encumbrances and the Buyer agrees to purchase the Business, as a going concern, and all the Assets with effect from the Transfer Date.

2.2	The Assets shall comprise the following assets:
(a)	the Stock;

(b)	the Tooling;

(c)	the benefit, subject to the burden of the Business Contracts other than those listed in Schedule 4Part 2 or Schedule 4 Part 3 (subject always to clause 9.2(a));

(d)	the Goodwill;

(e)	the Business Records; and

(f)	the Business IPR.

Schedule 1 : Apportionment of Consideration
3	EXCLUDED ASSETS

The following shall be excluded from the sale under this Agreement:
(a)	any interest in land or buildings enjoyed or used by the Sellers wheresover located;

(b)	any cash in hand or at the bank or any other financial institution at the Transfer Date (whether on current or deposit account) including cheques uncleared at the Transfer Date;

(c)	any account receivables, cheques, bills of exchange, stocks, shares, promissory notes, negotiable instruments or other securities;

(d)	the benefit of any policies of assurance, insurance, indemnity and trade credit insurance;

(e)	the benefit or burden of any contracts entered into by the Sellers or any other company within the Sellers’ Group (other than the Business Contracts), including but not limited to any royalty or licensing agreements in place in relation to the production of the Goods;

(f)	the Debts;

(g)	any amount recoverable in respect of Tax which relates to the carrying on of the Business prior to the Transfer Date; and

(h)	all pension funds and pension fund surpluses;

(i)	the Retained Business Records; and

(j)	the Excluded Business.
4	CONSIDERATION

4.1	The purchase consideration for the Business and the Assets shall, subject to adjustment in accordance with the provisions of Clause 5 (Adjustments to Stock Consideration) be the aggregate of £7,375,000 and the Stock Consideration, which shall be satisfied:
(a)	as to the sum of £ 4,408,709.73, in cash at Completion;

(b)	as to the sum of £750,000 on account of the Stock Consideration, in cash at Completion; and

(c)	as to the sum of £3,049,290.27 by payment of the Retentions in accordance with the provisions of Clause 7.
4.2	The Consideration shall be apportioned in the manner listed in Schedule 1 (Apportionment of Consideration) save that any adjustment to the Consideration resulting from the operation of Clause 5 (Adjustments to Stock Consideration) shall be attributed to the Stock Consideration.
4.3	The Sellers undertake to discharge all amounts owing to any counterparty to a Business Contract at Completion (other than the sums specified in Schedule 6Part 2) within 90 days of Completion.

Schedule 1 : Apportionment of Consideration
4.4	Without prejudice to the generality of Clause 4.5, the Buyer shall be responsible for and covenants to pay (or promptly reimburse the Sellers in respect of) all sales or transfer taxes arising from or in connection with the sale of the Assets or Business pursuant to this Agreement which are or may become payable to any federal or state authorities in the United States or Hong Kong.

4.5	The Consideration shall be exclusive of any VAT, or any other applicable sales or transfer tax which subject to Clause 15 will be payable (where applicable) in respect of each sum at the same time that such sum falls due for payment upon production of a valid VAT invoice (or other sales or transfer tax document).

5	ADJUSTMENTS TO STOCK CONSIDERATION

5.1	On Completion the Buyer shall pay £750,000 in cash to the Sellers in accordance with Clause 4.1(b) and the Second Retention into the Retention Account in accordance with Clause 4.1(c) on account of the Stock Consideration.

5.2	The Buyer and the Sellers agree that
(a)	the costs of carriage of the Stock from such addresses as are notified to the Buyer under Clause 5.3 to the Buyer’s warehouse facilities at Westwood, Margate, Kent CT9 4JX in respect of UK based Stock and 3900-C2 Industry Drive East, Fyfe, Washington, US 98424 in respect of US based Stock;

(b)	the costs of storage of the Stock pending carriage pursuant to this Agreement; and

(c)	the costs incurred by the Buyer and/or the Sellers in relation to the separation and segregation of the Tooling within the premises of the third parties holding the Tooling, shall be borne as to 50 per cent. by the Buyer and as to 50 per cent. the Sellers and, to the extent not settled pursuant to the provisions of this Clause 5 or Clause 10, the relevant party shall reimburse the other on demand.

5.3	As soon as practicable following Completion but in any event within 30 days of Completion, the Sellers shall deliver or procure the delivery of:
(a)	the UK based Stock (including any Stock in transit) to the Buyer’s warehouse facility in Westwood, Margate, Kent CT9 4JX; and

(b)	the US based Stock (including any Stock in transit) to the Buyer’s warehouse facility in 3900-C2 Industry Drive East, Fyfe, Washington, US 98424.
5.4	The Stock Inventory shall be agreed or determined in accordance with Schedule 2.

5.5	If the Stock Inventory shows that the Stock’s value is less than £750,000, the Stock Consideration shall be reduced by an amount (the “Deficit”) equal to the amount of the shortfall and the Second Retention (together with any interest earned thereon but less applicable bank charges) shall be released to the Buyer within five Business Days of the Stock Inventory having been agreed or determined in accordance with Schedule 2.

5.6	The Sellers are liable to pay a sum equal to the amount of the Deficit (together with interest on such amount calculated in accordance with this Clause) to the

Schedule 1 : Apportionment of Consideration
Buyer in cash within five Business Days of the Stock Inventory having been agreed or determined in accordance with Schedule 2. Interest shall be calculated from the date of Completion until the date of payment at the rate of 3% per annum above the base rate of Barclays Bank PLC from time to time.

5.7	If the Stock Inventory shows that the Stock’s value is more than £750,000, the Stock Consideration shall be increased by an amount (the “Credit”) equal to the amount of the excess.

5.8	The Buyer is liable to pay a sum equal to the amount of the Credit (together with interest on such amount calculated in accordance with this Clause) to the Sellers within five Business Days of the Stock Inventory having been agreed or determined in accordance with Schedule 2 first by release to the Seller out of the Second Retention (together with interest earned thereon but less applicable bank charges) and thereafter in cash. Interest shall be calculated from the date of Completion until the date of payment at the rate of 3% per annum above the base rate of Barclays Bank PLC from time to time.

5.9	To the extent that the amount of the Credit is less than the amount of the Second Retention, the balance of the Second Retention (together with interest earned thereon but less applicable bank charges) not released to the Seller pursuant to Clause 5.8 shall be released to the Buyer within five Business Days of the Stock Inventory having been agreed or determined in accordance with Schedule 2.

6	COMPLETION

6.1	Completion shall take place at the offices of the Buyer’s Solicitors immediately following the signing of this Agreement. Subject to Clause 6.9, the transactions mentioned in Clause 6.2 to Clause 6.6 shall then take place.

6.2	On Completion the Sellers shall:
(a)	deliver, or procure delivery, to the Buyer:
(i)	a certified copy board minute of each Sellers duly authorising the entry into this Agreement and the transactions contemplated herein;

(ii)	duly executed assignments of the Business IP in the Agreed Form;

(iii)	a letter of confirmation addressed to the relevant Seller in the Agreed Form from each entity listed in Schedule 6Part 3 confirming that upon payment of the sum specified in that letter all claims that such manufacturer, licensor and other counterparty may have against the Sellers as at Completion are fully and finally settled;

(iv)	the Business Records; and

(v)	copies of releases and letters of non-crystallisation duly executed by Barclays Bank plc, RAM and CoFace Receivables Finance Limited in the Agreed Form in respect of all Encumbrances on or affecting any of the Assets.
(b)	without prejudice to the post-Completion obligations under Clause 5.3, procure that the Stock is available for collection by or on behalf of the

Schedule 1 : Apportionment of Consideration
Buyer at the locations at which it is stored with the intent that the Stock shall be deemed delivered on Completion; and

(c)	procure that the Tooling is available for immediate use by the Buyer at the locations at which it is stored and the Tooling shall be deemed delivered on Completion.
6.3	As soon as practicable but in any event within 30 days of Completion, the Sellers other than Corgi International Limited shall, and shall procure that any Associate of the Sellers shall, change its name so as to exclude all of the Brand names and any similar words or names. As soon as practicable but in any event within 90 days of Completion Corgi International Limited shall change its name so as to exclude all of the Brand names and any similar words or names.

6.4	As soon as practicable but in any event within 30 days of Completion, the Sellers shall, and the Sellers shall procure that any Associate of the Sellers shall, remove all words/names related to the Brands from all of its respective stationary, promotional and other materials associated with the relevant company save in respect of any materials used for the sale of branded inventory in existence at the date of this Agreement but which does not comprise the Business and/or Assets to be acquired by the Buyer pursuant to this Agreement.

6.5	Each Seller undertakes to ensure that it settles all amounts outstanding as at the Transfer Date to those persons listed in Schedule 6 Part 1 and will notify the Buyer promptly after each such settlement.

6.6	Each Sellers undertakes that, if available to the Sellers to do so at any time following Completion, the Buyer shall have the right of first refusal in respect of the renewal of the James Bond Die-Cast licence.

6.7	Upon completion of the matters referred to in Clause 6.2, the Buyer shall:
(a)	pay by means of electronic funds transfer to the account of the Sellers’ Solicitors with Barclays Bank plc, 1 Churchill Place, Canary Wharf, London E14 5HP, Sort Code 20-00-00, account number 10063770 and account name Orrick, Herrington & Sutcliffe General Client Account the sum of £5,210,709.73 being the aggregate of (i) that part of the Consideration payable to the Sellers in cash at Completion and (ii) the sum of £52,000 in respect of the Employment Contribution agreed by the parties pursuant to Clause 11.4 as being attributable to certain employment termination costs of the Seller in Hong Kong;

(b)	deliver to the Sellers duly executed counterparts of the licences, agreements and any other documents referred to in Clause 6.2; and

(c)	pay by means of electronic funds transfer to the Retention Account the Employment Contribution (less £52,000 to be paid to the Sellers’ Solicitors pursuant to Clause 6.6(a)), the Retentions to be held in accordance with Clauses 5 and 7.
6.8	The Buyer shall not be obliged to complete the purchase of any of the Assets (including the Goodwill) unless the purchase of all the Assets is completed in accordance with this Agreement.

6.9	The Buyer may waive any or all of the requirements contained in Clause 6.2 and Clause 6.3 either unconditionally or subject to the condition that the Sellers gives,

Schedule 1 : Apportionment of Consideration
on Completion, a written indemnity or undertaking to the Buyer in such form as the Buyer requires.

7	RETENTIONS AND RETENTION ACCOUNT

7.1	The Buyer and the Sellers shall instruct the Buyer’s Solicitors to:
(a)	hold the Employment Contribution and the Retentions in its client account at Barclays Bank PLC, Pall Mall Branch, London SW1 on terms that the Buyer’s Solicitors shall not give any instruction to the bank in relation to the Retentions except on the joint written instructions of the Buyer’s Solicitors and the Sellers’ Solicitors;

(b)	transfer the funds paid in accordance with Clause 6.7(c) to that account as soon as practicable; and

(c)	procure compliance with the remaining provisions of this Clause.
7.2	The amount retained in the Retention Account in respect of the Employment Contribution shall be applied (together with accrued interest and provided that bank charges shall be paid from funds in the Retention Account in respect of the Employment Contribution) in or towards settlement of a claim upon a liability of the Buyer pursuant to Clause 11.4 being Determined. The Buyer’s Solicitors shall otherwise continue to hold the amount or the remaining amount in the Retention Account in respect of the Employment Contribution pending settlement or resolution of all outstanding claims pursuant to Clause 11.4. Within 14 days of determination, settlement or resolution of all claims pursuant to Clause 11.4, which are outstanding at or after the date falling six months after the date of this Agreement, the Buyer shall irrevocably instruct the Buyer’s Solicitors to immediately pay to the Seller the amount standing to the credit of the Retention Account in respect of the Employment Contribution.

7.3	At any time prior to the First Retention Release Date, the Buyer shall be entitled to have recourse to the First Retention to satisfy Determined First Retention Claims. The Buyer’s Solicitors shall otherwise continue to hold the amount or the remaining amount in the Retention Account in respect of the First Retention pending Determination of all outstanding First Retention Claims. Within 14 days of Determination of all outstanding First Retention Claims which are outstanding at or after the First Retention Release Date the amount standing to the credit of the Retention Account in respect of the First Retention (including accrued interest thereon) shall be paid:
(a)	to the Buyer: the outstanding amount payable to the Buyer in respect of Determined First Retention Claims (insofar as there is sufficient standing to the credit of the Retention Account in respect of the First Retention, after deducting accrued unpaid bank charges); and

(b)	to the Sellers: any amount left standing to the credit of the Retention Account (after payment of bank charges) in respect of the First Retention together with accrued interest.

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7.4	At any time following the Transfer Date the Buyer shall have recourse to all sums standing to the credit of the Retention Account in respect of the Third Retention to satisfy the liabilities detailed in Schedule 6 Part 2. The Buyer shall immediately instruct the Buyer’s Solicitors to pay from the Third Retention such sums as are advised by the Sellers upon:
(a)	the Buyer receiving confirmation from any Seller that a liability has been agreed with the third party and the amount agreed to be paid to the third party; and

(b)	the Buyer (acting reasonably) being satisfied that such payment will constitute a full and final settlement with that third party in respect of sums due to it by the Seller as at the Transfer Date.
Within 14 days of the Third Retention Release Date, the Buyer will irrevocably instruct the Buyer’s Solicitors to immediately pay to the Seller any amount standing to the credit of the Retention Account in relation to the Third Retention.

8	BUSINESS CONTRACTS

8.1	The Sellers shall with effect from the Transfer Date assign to the Buyer, or procure the assignment to the Buyer, of all of the Business Contracts (other than those listed in Schedule 4Part 2 or Schedule 4 Part 3) which are capable of assignment without a Third Party Consent.

8.2	If any of the Business Contracts listed in Schedule 4Part 1 cannot be assigned or novated to the Buyer except with a Third Party Consent the following provisions shall apply:
(a)	the Buyer shall be responsible (at its own expense) for obtaining, and shall use all reasonable endeavours with the co-operation of the Sellers to obtain, the Third Party Consent and shall notify the Sellers as soon as any Third Party Consent is obtained or refused or is the subject of any other communication from the relevant third party;

(b)	unless and until any such Business Contract listed in Schedule 4Part 1 is assigned or novated, the Sellers will hold the benefit on trust for the Buyer absolutely and pay over any benefit derived from such Business Contract, referable to the period from the Transfer Date, promptly to the Buyer;

(c)	the Sellers shall, subject to being indemnified by the Buyer in respect of its costs, give reasonable assistance after Completion to the Buyer to enable the Buyer to enforce the rights of the Sellers under such Business Contract and the Buyer shall (subject to Clause 8.3) assume and perform all the obligations of the Sellers and discharge all liabilities of the Sellers arising under the Business Contract (in accordance with its terms) after Completion; and

(d)	if any requisite Third Party Consent is refused or not obtained within [60] days (or such longer period as the Buyer may specify) after Completion then (as the Buyer may elect) either:
(i)	the Sellers shall continue to hold the benefit of the Business Contract concerned in trust for the Buyer absolutely and pay over any benefit derived from such Business Contract, referable to the period from the Transfer Date, promptly to the Buyer until the

Schedule 1 : Apportionment of Consideration
benefit of such Business Contract is assigned to the Buyer or is the subject of a novation in favour of the Buyer but subject to the Buyer assuming and performing (subject to Clause 8.3) on behalf of the Sellers all the obligations of the Seller, and discharging all liabilities of the Sellers arising, under such Business Contract (in accordance with its terms) arising ; or

(ii)	the Sellers shall use its reasonable endeavours to procure the cancellation of the relevant Business Contract so that the Buyer is able to enter into new arrangements with the relevant party or parties.
8.3	Nothing in this Agreement shall:
(a)	require the Buyer to perform any obligations or discharge any liabilities created by or arising under any Business Contracts insofar as such obligations or liabilities fall due to be performed before the Transfer Date, including the Liabilities to Suppliers;

(b)	make the Buyer liable for any act, neglect, default or omission in respect of any Business Contracts committed by the Sellers or occurring before the Transfer Date; or

(c)	make the Buyer liable for any claim, expense, loss or damage arising from any failure to obtain any Third Party Consent to this Agreement or from any breach of any Business Contracts caused by the execution, completion or performance of this Agreement.
8.4	Following Completion the Buyer may serve notice on the Sellers at any time after any relevant Third Party Consent is obtained requiring the Sellers to execute an assignment or a novation (in terms reasonably required by the Buyer) of a Business Contract to or in favour of the Buyer, and the Sellers will arrange for the execution of such assignment or novation and its delivery to the Buyer not later than ten Business Days after the receipt either of such notice or of the engrossment of such assignment or novation by the Sellers (or the Sellers’ Solicitors) whichever is the later.

8.5	Nothing in this Agreement shall be construed as an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of such Business Contract.

8.6	The Sellers shall indemnify the Buyer on an after tax basis against all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) suffered or incurred by the Buyer by reason of or arising out of any of the matters listed in Clause 8.3 including any sum in respect of Liabilities to Suppliers not satisfied on Completion or as soon as practicable thereafter.

8.7	The Buyer shall indemnify the Sellers on an after tax basis against all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) suffered or incurred by the Sellers by reason of or arising out of any failure by the Buyer to comply with Clause 8.2 or suffered or

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incurred by the Sellers by reason of or arising out of any of the matters listed in Clause 8.9.

8.8	The Buyer shall have the right to elect within 30 days of Completion to take over any Business Contract listed in Schedule 4Part 3 on written notice to that effect to the Sellers. If the Buyer gives notice under this Clause, the Sellers shall execute such assignment(s) or novation(s) (in terms reasonably required by the Buyer) of the relevant Business Contract(s) to or in favour of the Buyer, and the relevant Seller will arrange for the execution of such assignment(s) or novation(s) and its delivery to the Buyer not later than ten Business Days after the receipt either of such notice. Once the Buyer gives notice under this Clause 8.8, the Business Contract in question shall be treated as if it had been a Business Contract listed in Schedule 4Part 1.

8.9	Nothing in this Agreement shall:
(a)	require the Sellers to perform any obligations or discharge any liabilities created by or arising under any Business Contract listed in Schedule 4Part 3 insofar as such obligations or liabilities fall due to be performed in the period (the “Interim Period”) commencing on the Transfer Date and ending on the date the Buyer gives notice in respect of such Business Contract pursuant to Clause 8.8; or
8.10	make the Sellers liable for any act, neglect, default or omission in respect of any Business Contract listed in Schedule 4Part 3 committed by the Sellers during the Interim Period.

9	LIABILITIES

9.1	The Buyer undertakes to the Sellers that it will duly and properly perform, assume and pay and discharge when due all Assumed Liabilities.

9.2	In this Agreement:
(a)	“Assumed Liabilities” means, subject to Clause 8.3, all obligations and liabilities of the Sellers under the Business Contracts (other than those Business Contracts listed in Schedule 4Part 2 and Schedule 4Part 3) arising on or after the Transfer Date (or in respect of those Business Contracts the Buyer has elected to take on pursuant to Clause 8.9 on or after the end of the Interim Period) but shall in any event exclude the Excluded Liabilities;

(b)	“Excluded Liabilities” means all liabilities of the Sellers other than the Assumed Liabilities, including but not limited to:
(i)	any liabilities of the Sellers incurred other than in relation to the Business and the Assets;

(ii)	any liabilities incurred in relation to any of the Excluded Assets;

(iii)	any liabilities or obligations referred to in Clause 8.3, any contract, licence or purchase order that is not a Business Contract and any other liabilities or obligations expressly stated in this Agreement to be borne by the Sellers or in respect of which the Sellers have agreed to indemnify the Buyer whether under this Agreement or otherwise;

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(iv)	any liabilities in respect of National Insurance, PAYE, VAT or other Taxation attributable to the Sellers in respect of the Business, Assets and Employees relating to the period ending on the Transfer Date;

(v)	Liabilities to the Suppliers;

(vi)	the obligations of the Sellers at the Transfer Date in relation to Creditors; and

(vii)	any other liabilities or obligations incurred in connection with the Business arising before or referable to the period prior to the Transfer Date including but not limited to all bank overdrafts and loans owing by the Sellers in respect of the Business and under the Business Contracts.
9.3	Nothing in this Agreement shall be construed as an acceptance or assumption by the Buyer of any liability or obligation which is not expressly assumed by the Buyer under this Agreement.

9.4	The Sellers shall indemnify the Buyer on an after tax basis against the Excluded Liabilities and all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatever (including, without limitation, all losses, liabilities, and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) in respect of the Excluded Liabilities.

9.5	The Buyer shall indemnify the Sellers on an after tax basis against the Assumed Liabilities and all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatever (including, without limitation, all losses, liabilities, and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) in respect of the Assumed Liabilities.

10	APPORTIONMENTS AND PREPAYMENTS

10.1	All periodical outgoings and charges in relation to the Business and the Assets (other than to the extent that they relate to Excluded Liabilities) including royalties, and salaries, wages, national insurance, pension contributions and all other payments to or in respect of the Employees (“Outgoings”) and all periodical receivables in relation to the Business and the Assets (“Receivables”) shall be apportioned on a time basis so that such part of the Outgoings and Receivables as is attributable to the period prior to the Transfer Date shall be borne by or belong to the Sellers and such part of the Outgoings and Receivables as is attributable to the period commencing on or after the Transfer Date shall be borne by or belong to the Buyer.

10.2	Where any product or service is to be provided by the Buyer under any Business Contract on or after the Transfer Date, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of such product or service has been received by the Sellers before the Transfer Date, the Sellers shall pay an amount equal to the amount of that payment (excluding any amount in respect of Tax for which the Sellers are required to account) to the Buyer and shall hold such sum in trust for the Buyer until it is paid.

10.3	Where any product or service is to be provided to the Buyer under any Business Contract on or after the Transfer Date, but any payment (whether by way of

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deposit, prepayment or otherwise) in respect of the price or cost of it has been made by the Sellers before the Transfer Date, the Buyer shall pay an amount equal to the amount of that payment (excluding any amount in respect of VAT for which the Buyer is required to account) to the Sellers and shall hold such sum in trust for the Sellers until it is paid.

10.4	The Sellers shall prepare a statement of apportionments and shall deliver it to the Buyer within 28 Business Days of Completion.

10.5	The Sellers and the Buyer shall together endeavour to agree the payments required by this Clause within 10 Business Days of receipt of the date of the statement of apportionments. If the Sellers and the Buyer are unable to reach agreement within 10 Business Days of delivery by the Sellers under clause 10.4, the dispute shall be referred to an independent firm of chartered accountants nominated jointly by the Sellers and the Buyer or, failing nomination within 10 Business Days after the request by either the Sellers or the Buyer, nominated at the request of either party by the president of the Institute of Chartered Accountants in England and Wales or any successor institute. The firm shall be instructed to determine the relevant amounts, providing the Sellers and the Buyer for this purpose with all relevant working papers or copies. The firm shall act as experts and not as arbitrators and their decision (in the absence of manifest error) shall be final and binding on the parties. The fees shall be payable by the Sellers and the Buyer in such proportions as the firm determines.

10.6	Any sum due between the parties pursuant to this Clause shall be paid in cash to the relevant party within five Business Days of the amount of the apportionments being agreed or determined.

11	EMPLOYEES

11.1	The Sellers and the Buyer agree that the Regulations apply to this agreement and accordingly the employment of all Employees shall be transferred to the Buyer with effect from the Transfer Date subject to the right of any of the Employees to object to their transfer pursuant to Regulation 4(7) of the Regulations.

11.2	The Sellers shall indemnify the Buyer on an after tax basis against all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) suffered or incurred by the Buyer which relate to or arise out of:
(a)	the employment or termination of employment of any person (other than Employees) who claims that their employment transfers to the Buyer or a contractor of the Buyer by virtue of the operation of the Regulations to the transaction contemplated by this Agreement; or

(b)	the transfer to the Buyer of any liability in connection with the termination of employment of any employee other than the Employees by the Sellers up to the Transfer Date; or

(c)	any act or omission by the Sellers in respect of any Employee up to the Transfer Date; or

(d)	a failure by the Sellers to comply with its obligations under regulations 13 and 14 of the Regulations (save to the extent that such liability arises out

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of a failure by the Buyer to comply with its obligations under regulation 13(4) of the Regulations).
11.3	The Buyer shall indemnify the Sellers on an after tax basis against all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) suffered or incurred by the Sellers which relate to or arise out of:
(a)	any act or omission by the Buyer in respect of any Employee on and after the Transfer Date;

(b)	a failure by the Buyer to comply with its obligations under regulation 13(4) of the Regulations; or

(c)	a claim by an Employee in relation to an act or omission or proposed act or omission by the Buyer on or after the Transfer Date which involves or would involve either a breach of contract or a substantial change in working conditions to the material detriment of such Employee whether such claim arises before or after the Termination Date and howsoever occasioned.
11.4	The Buyer covenants to pay to the Sellers on an after tax basis an amount equal to all contractual and other sums which relate to or arise out of the termination by the Sellers of the employment of any Excluded Employees (including all redundancy costs, actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable costs incurred as a result of defending or settling any claim alleging any such liability)) (“Termination Costs”) up to a maximum sum of £125,000 incurred by the Sellers or Cards Inc in the six months after the date of this Agreement such sum to be held in the Retention Account in accordance with Clause 7, subject to the Sellers or Cards Inc applying the Employment Contribution firstly in discharging their liabilities for the dismissal of certain Hong Kong Excluded Employees (in the agreed sum of £52,000), and secondly by discharging their obligation to pay notice monies, statutory redundancy pay, enhanced contractual redundancy pay and pay in lieu of any accrued but untaken holiday entitlement to the Excluded Employees listed 1 to 19 (inclusive) of Part 2 of Schedule 3 and any employee of Cards Inc and thirdly (to the extent that there is any remaining Employment Contribution) to any other Termination Costs (to be determined by the Sellers, and to include any sum deemed by them appropriate to pay in relation to such termination of the Excluded Employees or employees of Cards Inc whether or not there is any liability to make such payment).

11.5	Salaries and other emoluments including Tax and national insurance payments and contributions to retirement benefit schemes, including to the Employees shall be borne by the Sellers up to the Transfer Date and all necessary apportionments shall be made in accordance with Clause 10.

11.6	Salaries and other emoluments including Tax and national insurance payments and contributions to retirement benefit schemes, including to the Employees shall be borne by the Buyer on and after the Transfer Date and all necessary apportionments shall be made in accordance with Clause 10.

11.7	The Sellers shall pay to the Buyer a sum equal to the value of any holiday accrued by the Employees but not taken as at the Transfer Date, less the value of any

Schedule 1 : Apportionment of Consideration
holiday taken in excess of such accrued entitlement and less any holiday pay paid in advance of any of the Employees’ entitlements. If the resulting calculation is negative, the Buyer shall make such payment to the Sellers in accordance with Clause 10.

11.8	Subject to Clauses 11.2 and 11.3, in the event any employment tribunal claim and/or other proceedings being received to which the indemnities in this Clause 11 relates the party benefiting from the indemnity shall:
(a)	take such action as the party providing the indemnity (the “Indemnifier”) may reasonably request to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim for redundancy, unfair or wrongful dismissal, or any claim otherwise arising out of or in connection with the employment of any such employee; and

(b)	at the Indemnifier’s reasonable request delegate to it the conduct of any claim and/or proceedings (including without limitation those before an employment tribunal); and

(c)	permit the Indemnifier to instruct on its behalf such solicitors or other professional advisers as the Indemnifier sees fit and provide to those advisers instructions in accordance with and as directed by the Indemnifier.
12	WARRANTIES

12.1	Subject to the provisions of Clause 12.4 and Schedule 10 (Sellers’ Protection Provisions) each of the Sellers jointly and severally warrants to the Buyer that the statements in Schedule 8 (Warranties ) Schedule 9 (Taxation Warranties ) are accurate.

12.2	Each Seller jointly and severally warrants to the Buyer that:
(a)	it has the power to enter into and perform this Agreement which constitutes, or when executed will constitute, binding obligations on it in accordance with its terms and it shall comply with such terms; and

(b)	it has full power and authority to sell the Assets to the Buyer on the terms set out in this Agreement and without the consent of a third party.
12.3	The Buyer warrants and undertakes to the Sellers that it has the power to enter into and perform this Agreement which constitutes, or when executed will constitute, binding obligations on it in accordance with its terms and it shall comply with such terms.

12.4	The Warranties are given subject to any matter fairly disclosed in the Disclosure Letter. A matter shall be regarded as having been fairly disclosed in the Disclosure Letter only to the extent that information about that matter is contained in the Disclosure Letter in sufficient detail to enable the Buyer to properly identify the nature and scope of that matter and to make a reasonable assessment of that matter.

12.5	Each of the Warranties is without prejudice to the other Warranties and, except where expressly stated otherwise, no Warranty governs or limits the extent or application of the other Warranties.

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12.6	None of the information supplied by an Employee in connection with the Warranties or the contents of the Disclosure Letter, or otherwise in connection with this Agreement shall be deemed a representation to the Sellers as to its accuracy and the Sellers shall not without the Buyer’s prior written consent make a claim against any Employee in respect of such information.

12.7	Where any statement refers to the knowledge, belief or awareness of the Sellers, or any analogous expression, it shall be deemed to include an additional statement that it has been made after reasonable enquiry of Michael Cookson, Jack Lawrence, Denis Horton and Robert Esterbrook.

13	POST-COMPLETION PROVISIONS

13.1	To assure to the Buyer the full benefit of the business and goodwill of the Business, the Sellers undertakes by way of further consideration for the obligations of the Buyer under this Agreement, as separate and independent agreements, that it will not without the Buyer’s prior written consent:
(a)	use the Brands in relation to any of its retained business, assets or products, the Excluded Business and the Excluded Assets save that any Retained Stock which uses the Brands and which is in existence at the date of this Agreement may for six months from the date of this Agreement be disposed of by the Seller;

(b)	produce any products or goods using the Brands from the date of this Agreement;

(c)	disclose to another person, or itself use for any purpose and shall procure that each member of the Sellers’ Group and their officers and employees do not disclose to another person or itself use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, information concerning the Business, or the transactions or affairs of the clients or customers of the Business, of which it has knowledge;

(d)	for three years after Completion, in relation to a business which is substantially the same as or in direct completion with the Business, either on its own account or for another person, directly or indirectly, offer employment to or employ or offer or conclude any contract for services with an Employee earning over £25,000 per annum who has during the one year preceding Completion been employed by the Sellers in relation to the Business; or

(e)	for one year after Completion, directly or indirectly carry on a business activity under a name which is the same as, or similar to, any of the Brand names.
13.2	The Sellers agree that the covenants and undertakings contained in Clause 13.1 are reasonable and are entered into for the purpose of protecting the goodwill, confidential information and trade connections of the Business. Accordingly the benefit of the covenants and undertakings may be assigned by the Buyer and its successors in title without the consent of the Seller.

13.3	Each undertaking contained in Clause 13.1 shall be construed as a separate undertaking. If one or more of them is held to be against the public interest or unlawful or an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Seller.

Schedule 1 : Apportionment of Consideration
13.4	With effect from the Transfer Date, the Buyer grants to the Sellers a non-exclusive, royalty-free licence to use the those items of the Tooling (the “Licensed-Back Tooling”) and those items of Business IP other than trade marks or logos, whether or not registered, (the “Licensed-Back IP”) which have been used by the Seller or any member of the Sellers’ Group since 1st January 2007 in relation to the licences to the Sellers’ Group for production of the James Bond items, the Harry Potter items and the Beatles items all forming part of the Excluded Goods (the “Pop-Co Goods”), but only to the following extent and on the following terms.

13.5	The Licensed-IP is licensed only to the extent that its use is necessary or desirable for the Sellers’ use of the Licensed-Back Tooling in accordance with this clause 1.

13.6	The Sellers shall only use the Licensed-Back Tooling and the Licensed-Back IP to the extent necessary or desirable for the production of the Pop-Co Goods.

13.7	The Sellers shall only use the Licensed-Back Tooling and the Licensed-Back IP to the extent necessary or desirable for them to fulfil their obligations and exercise their rights under their current licence agreements (copies of which or the material terms of which have been included in the Disclosure Letter) with third parties relating to the Pop-Co Goods, but only for the existing unexpired term of those licences, not including any renewals. If the Sellers wish to renew such licences, they can so notify the Buyer (setting out the proposed terms of such renewal) at least 2 months prior to the expiry of the licence and the Buyer will use its reasonable endeavours, acting in good faith, to agree a mutually acceptable arrangement with the Seller regarding permitting the Sellers to extend such licence, but provided that the Buyer shall not be obliged to agree an extension.

13.8	The Sellers and the Buyer shall liaise in good faith to agree a mutually convenient timetable to allow each of them to use the Licensed-Back Tooling as required.

13.9	The Buyer will inform the Sellers of any re-location of the Licensed-Back Tooling (which shall be limited to within Hong Kong and the Peoples’ Republic of China unless the Sellers previously consent otherwise in writing) and the Buyer shall further ensure that the Sellers have reasonable access to the Tooling during normal business hours in order to make use of it in accordance with the timetable agreed under clause 13.9. The Sellers shall be entitled (upon reasonable written notice giving material details) to move the Licensed-Back Tooling from wherever the Buyer locates it from time to time within Hong Kong and the Peoples’ Republic of China provided always that it shall as soon as practicable after such usage (and in any event within 4 weeks), the Sellers return and re-instate the same at their cost and risk, and comply with the remainder of the provisions of this clause.

13.10	The Seller shall exercise all due care and attention in its use of the Licensed-Back Tooling and shall assume full responsibility for ensuring that use (including re-location and return under clause 39.9) of the Licensed-Back Tooling by it or its licensees does not cause damage to or deterioration of the Licensed-Back Tooling, other than such normal wear and tear as would result from reasonably careful use of the Licensed-Back Tooling in accordance with good practice,

13.11	The Seller shall ensure that following each occasion of the Seller’s use (including re-location and return under clause 1.5) of the Licensed-Back Tooling it is made available to the Buyer in a clean and tidy condition, and in any event in a condition which is not worse than the condition in which it was made available to the Seller, save in respect of such normal wear and tear as would result from reasonably careful use of the Licensed-Back Tooling in accordance with good practice.

Schedule 1 : Apportionment of Consideration
13.12	The Seller shall not be entitled to modify the Licensed-Back Tooling in any way without the written consent of the Buyer.

13.13	The licence can be sub-licensed to the Sellers’ Group on terms identical to those in this clause 1, and can be sub-licensed to the Sellers’ Group’s contractors as necessary for them to produce the Pop-Co Goods for the Sellers’ Group, but the Sellers and the sub-licensee shall each be liable to the Buyer for any breaches of such sub-licences.

13.14	The Sellers cannot sell, assign, transfer, charge or otherwise deal with (“Transfer”) the licence outside the Sellers’s Group without the prior written consent of the Buyer, unless to an entity purchasing all of the assets or substantially all of the assets of the relevant Seller (and provided that the Seller notifies the Buyer of the proposed sale and the identity of the intended purchaser and that intended purchaser’s group). The Buyer shall otherwise be entitled to withhold consent for any reason as it sees fit. The Buyer is entitled to Transfer all or part of the licence. In respect of all such Transfers (by either the Seller’s Group or the Buyer): (i) the Transfer of the licence shall only be permitted as part of the Transfer of all the other terms of this clause 1; and (ii) upon the request of the other party, the party wishing to Transfer shall enter into a novation agreement in respect of such Transfer.

13.15	The Buyer shall only be entitled to sell or otherwise transfer the Licensed-Back Tooling and the Licensed-Back IP subject to this licence. The Buyer shall give the Sellers notice in writing of any assignment.

13.16	The Buyer may terminate this licence with immediate effect in writing to the Sellers:
(a)	if and to the extent that the relevant parts of the Sellers’ Group ceases to make the relevant Pop-Co Goods; or

(b)	if the Seller commits a material breach of any term or condition of this licence (or any sub-licensee commits a breach of its sub-licence) and such breach continues unremedied for more than 30 days after the Buyer has served a notice in writing on the Seller giving details of the breach requiring its remedy.
13.17	On the business day following Completion, the Sellers and Buyer shall include in their existing websites a link to the press releases announcing the Completion of the Transaction. On the business day following Completion, Sellers shall include on the home page of the Sellers’ respective website a mutually agreeable prominent reference to the Completion of the sale with a link to Buyer’s website.

13.18	For 7 days after Completion, Sellers shall have the right to continue to use Sellers’ existing domain names incorporating the name “corgi” such as “corgi-international.com”, “corgi-usa.com”, “corgi.co.uk” and any similar domain names containing the name “corgi” (collectively, the “Corgi Domain Names”) with the existing content as well as the right to continue to use all existing email addresses for employees using such domain names or related urls (“Existing Corgi Email Addresses”).

13.19	For six months after Completion, Buyer shall include on the home page of any website using the Corgi Domain Names a mutually agreed prominent reference to Seller’s new name, together with a mutually agreed reference to the Completion of the Sale of Business with a link to Sellers’ new website.

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13.20	For one year after Completion, Buyer shall provide a mutually agreeable automated email response for all emails addressed to the Existing Corgi Email Addresses with a reference to the Completion of the sale of the Business and a link to a corresponding new email addresses provided by Sellers to Buyer from time to time.
13.21	For one year after Completion, Sellers shall use its best efforts to refer or forward any email or phone calls received by Sellers intended for the Buyer to the persons the Buyer informs the Sellers from time to time.

14	ANNOUNCEMENTS

Except as required by law, the UK Listing Authority or the London Stock Exchange, the Securities and Exchange Commission, or the rules of any exchange on which either party is listed (including NASDAQ), no announcement or statement shall be made in relation to this Agreement or another of the parties to this Agreement, except for the announcement in the Agreed Form or otherwise as specifically agreed between the parties. An announcement by the Sellers shall in any event be issued only after prior consultation with the Buyer.

15	VAT

15.1	The Sellers and the Buyer acknowledge that, in mutual reliance on each other’s warranties in this Clause, the sale and purchase of the UK Business and Assets will constitute the transfer of a business (or part of a business) as a going concern (“TOGC”) for the purposes of article 5 of the Value Added Tax (Special Provisions) Order 1995 (the “Order”).

15.2	The Sellers and the Buyer shall use all reasonable endeavours to ensure that the sale of the UK Business and Assets is treated as a TOGC.

15.3	The UK Seller warrants that it is registered for the purposes of VAT under registration number GB 765 3569 92.

15.4	The Buyer and the UK Seller do not intend to make a joint application to HMRC under Regulation 6(1)(b) of the VAT Regulations 1995 for the Buyer to be registered for VAT under the UK Seller’s VAT registration number.

15.5	The Buyer and the UK Seller acknowledge that section 49(5) VATA applies to the TOGC and that the UK Seller shall comply with its obligations under that section.

15.6	Buyer’s obligations

15.6.1	The Buyer warrants that:
(a)	it is registered for the purposes of VAT under registration number [•];

(b)	it is not party to this Agreement as a trustee or nominee or agent for any other person; and

(c)	it intends to use the UK Business and Assets after Completion in carrying on the same kind of business as the UK Seller has carried on before Completion for the purposes of VAT.
15.7	If HMRC determine, in writing after Completion, that the sale and purchase of the UK Business and Assets is not to be treated as a TOGC, the UK Seller will provide the Buyer with a copy of HMRC’s determination and issue a valid VAT invoice to

Schedule 1 : Apportionment of Consideration
the Buyer for the [UK] Consideration and the VAT chargeable on it and the Buyer will pay such amount of VAT on the later of: (a) two Business Days before the date upon which the UK Seller is due to account for such VAT to HMRC; or (b) five Business Days after the date on which the UK Seller provides the Buyer with a valid VAT invoice.

15.8	The Buyer shall on demand indemnify the UK Seller for 50 per cent. of any interest, fines or penalties properly imposed by HMRC arising in connection with any VAT chargeable in the circumstances referred to in Clause 15.7 provided that:
(a)	the Sellers shall immediately forward copies of any correspondence with HMRC in relation to such interest, fines, or penalties, provide the Buyer with reasonable opportunity to comment on any such correspondence and shall take into account any reasonable comments of the Buyer in responding to HMRC; and

(b)	the Buyer shall not be liable for any interest, fines or penalties to the extent that such interest, fines or penalties arise as a result of a failure by the Sellers in complying with its obligations to HMRC in a timely manner (unless and to the extent that such failure is as a result of the UK Seller acting in a manner contemplated by Clause 15) or arising as a result of any breach by the Seller of any of its obligations under this Agreement.
16	RISK

The Sellers shall continue to carry on the Business for its own benefit and at its own risk up to the Transfer Date. The Business and Assets shall be at the risk of the Buyer from the Transfer Date.

17	INFORMATION AND FURTHER ASSURANCE

17.1	As soon as practicable after Completion, the Sellers and the Buyer shall each issue a statement in the Agreed Form to the customers of, and suppliers to, the Business informing them of the transfer of the Business to the Buyer.

17.2	Except as required by law or any regulatory body and subject to clause 14, the Sellers and the Buyer shall keep confidential this Agreement and its terms and conditions and shall not disclose the same to any third party without the prior written consent of the other party.

17.3	The Sellers will at the Buyer’s expense and following a request by the Buyer:
(a)	execute any document and do any thing; and

(b)	use reasonable endeavours to procure that a third party executes any document and does any thing, reasonably necessary to perfect the transactions intended to be effected pursuant to this Agreement.

17.4	If Completion takes place but certain Assets (excluding the Business Contracts) are not delivered or transferred to the Buyer due to the absence of any Third Party Consent such Assets shall be held by the Sellers on trust for the Buyer absolutely as from Completion and shall be delivered or transferred to the Buyer as soon as the Third Party Consent is obtained. The Sellers will use all reasonable endeavours to ensure that any Third Party Consent is granted as soon as possible after Completion on terms acceptable to the Buyer. Pending the delivery or

Schedule 1 : Apportionment of Consideration
transfer of any such Assets to the Buyer the Sellers shall at the Buyer’s expense take all such steps to preserve the same and to preserve and enforce its rights relating to any of such Assets as the Buyer shall reasonably require and the Sellers shall promptly deliver to the Buyer any communication received by it concerning any of such Assets.

17.5	The Sellers shall after Completion retain the Retained Business Records for a minimum of six years and shall during such period give to the Buyer and its representatives reasonable facilities to inspect the Retained Business Records and to take copies and extracts so far as they relate to the Business at all reasonable times and on reasonable advance notice.

17.6	The Sellers shall procure that all notices, correspondence, information, orders, money or enquiries relating to the Business or the Assets belonging to the Buyer which are received by the Sellers or any member of the Sellers’ Group on or after Completion shall be immediately passed or paid to the Buyer.

17.7	At any time after Completion and upon reasonable request from time to time the Buyer shall provide, or procure to be provided, to the Sellers (at the Sellers’ expense), all information relating to the Business relating to the period up to the Transfer Date and which is in its possession or under its control.

17.8	If any Stock or other materials including promotional material bearing any name or mark of the Sellers or any other person are sold to the Buyer under this Agreement the Buyer is authorised by the Sellers to sell or otherwise dispose of such Stock or to use that material until such Stock or material is exhausted.

18	RIGHTS AND REMEDIES OF THE BUYER

18.1	The rights and remedies of the Buyer shall not be affected by failing to exercise, or delaying in exercising, a right or remedy, or by anything else, except a specific authorised written waiver or release. A single or partial exercise of a right or remedy provided by this Agreement or by law does not prevent its further exercise or the exercise of another right or remedy.

19	WAIVER

Waiver by the Buyer of a breach of a term of this Agreement, or of a default under it, does not constitute a waiver of another breach or default nor affect the other terms of this Agreement.

20	NO MERGER

The obligations contained in or implied by this Agreement which have not been performed at or prior to Completion and the warranties, representations and indemnities contained in it and any rights or remedies available pursuant to it shall remain in full force and effect notwithstanding, and shall not be affected by, Completion.

21	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

21.1	Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce a provision of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

21.2	The parties may rescind or vary this Agreement without the consent of a third party to whom an express right to enforce any of its terms has been provided.

Schedule 1 : Apportionment of Consideration
22	COSTS

Expenses incurred by or on behalf of the parties, including the fees of agents and advisers employed in connection with the negotiation, preparation or execution of this Agreement, shall be borne by the party who incurred the liability.

23	SET-OFF, WITHHOLDING TAX AND GROSSING-UP

23.1	Subject to Schedule 10, each party shall pay all sums payable by it under or pursuant to the terms of this Agreement free and clear of any counterclaim or set-off of any kind.

23.2	Each party shall pay all sums payable by it under or pursuant to the terms of this Agreement free and clear of all deductions or withholdings except for those required by law.

23.3	Any payment under this Agreement to the Buyer shall, so far as it is able, be treated as an adjustment to the Consideration.

24	INVALIDITY

24.1	Subject to Clause 24.2 and Clause 24.3, if a provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

24.2	If a provision of this Agreement is, or but for this Clause would be, held to be illegal or unenforceable, in whole or part, but would be legal and enforceable if the period of application or geographical application were reduced or if part of the provision were deleted, the provision shall apply with the minimum modification necessary to make it legal and enforceable.

24.3	If a provision of this Agreement is held to be illegal or unenforceable, in whole or in part, and Clause 24.2 cannot be used to make it legal and enforceable, the Buyer may require the Sellers to enter into a new deed under which the Sellers undertakes in the terms of the original provision, but subject to such amendments as the Buyer specifies in order to make the provision legal and enforceable. The Sellers will not be obliged to enter into a new deed that would increase its liability beyond that contained in this Agreement, had all its provisions been legal and enforceable.

25	COUNTERPARTS

25.1	This Agreement may be executed in a number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

25.2	Each counterpart, when executed, shall be an original, but all the counterparts together constitute the same document.

26	COMMUNICATIONS

26.1	All communications between the parties with respect to this Agreement shall be in writing and shall:
(a)	be delivered by hand, or sent by first class prepaid post (or airmail if sent outside the United Kingdom) to, the registered office for the time being of

Schedule 1 : Apportionment of Consideration
the addressee or to another address in the United Kingdom which the addressee notifies for the purpose of this Clause; or

(b)	be sent by facsimile to the facsimile number stated below or as notified for the purpose of this Clause.
26.2	In the absence of evidence of earlier receipt, communications shall be deemed to have been received as follows:
(a)	(if sent by post within the United Kingdom,) two Business Days after posting;

(b)	(if sent by post outside the United Kingdom) five Business Days after posting;

(c)	(if delivered by hand) on the day of delivery, if delivered at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day; and

(d)	(if sent by facsimile) at the time of transmission, if received at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day.
26.3	For the purposes of this Clause 26 (Communications ), “business hours” means between the hours of 10.00 and 18.00 inclusive, London time.

26.4	In proving service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and stamped and placed in the post or that the facsimile transmission was transmitted to the specified number and a confirmatory transmission report received.

26.5	Communications addressed to the Sellers which is delivered or sent in accordance with Clause 26.1, shall be marked for the attention of [the company secretary] and communications addressed to the Buyer shall be marked for the attention of Frank Martin.

26.6	The facsimile numbers referred to in Clause 26.1 are:

for the Seller: +1 925 930 9198

for the Buyer: 01843 233 513

27	PROPER LAW

This Agreement shall be governed by and construed in accordance with English law and the parties submit any dispute which may arise out of, under, or in connection with this Agreement to the exclusive jurisdiction of the English courts.
Signed by the duly authorised representatives of the parties on the date of this Agreement

Schedule 1 : Apportionment of Consideration
Schedule 1
Apportionment of Consideration

		UK	USA	Hong Kong
		£	£	£
1	Tooling, Business Contracts, Goodwill, Business Records and Intellectual Property Rights	7,324,999	1	1

2	Stock		As determined in accordance with Schedule 2	As determined in accordance with Schedule 2

Schedule 2 : Calculation of Stock Inventory
Schedule 2
Calculation of Stock Inventory
1	Immediately after the Transfer Date and upon delivery of the Stock (including any Stock in transit) representatives of the Sellers and the Buyer shall conduct a physical stock-take of the Stock so as to verify the accuracy of the Agreed Form Stock Inventory set out in Appendix 2 to this Agreement and to determine its value. Stock shall be valued as follows:
(a)	all Stock shall be valued on the basis of its “Landed Cost” which shall mean its direct cost plus inbound freight cost but excluding buying commissions;

(b)	all stock less than 6 months old will be valued at the full Landed Cost of those items at Completion. Any Stock more than 6 months old as at Completion will be valued at 50% of its Landed Cost.
2	There shall be no obligation on the Buyer to purchase any Stock older than 18 months as at Completion.

3	However, the Buyer agrees that it will purchase the archive stock at the agreed price of £66,314 in aggregate.

4	If the representatives of the Sellers and the Buyer are unable to agree the value of the Stock within seven days of commencement of the stock-take then the dispute shall be resolved as provided in paragraph 2 below.

5	If, within 14 days of the Stock-take referred to in paragraph 1 above, there remains an outstanding dispute with respect to the Stock Inventory, the dispute shall be referred to a firm of chartered accountants, nominated jointly by the Sellers and the Buyer or, failing nomination within 14 days after the request by either the Sellers or the Buyer, nominated at the request of either party by the president of the Institute of Chartered Accountants in England and Wales or any successor institute. The firm shall act as experts and not as arbitrators and their decision (in the absence of manifest error) shall be final and binding on the parties. The fees shall be payable by the Sellers and the Buyer in such proportions as the firm determines.

Schedule 3 : Employees
Schedule 3
Employees
Part 1
Employees
UK Employees

1	Alexandra Balzaretti

2	Carl Dudley

3	Claire Jeffs-Watts

4	James Burgess

5	Paul Lumsdon

6	Terence Fox

7	Jill Edwards

8	Ricki Curtis

9	Louise Carr

10	Jane Watson

Hong Kong Employees

None

US Employees

11	Steve Bonnem
Part 2
Excluded Employees
UK Excluded Employees

1	Guy Nicholas Martin

2	Mark Foley

3	Ann Russell

4	Dawn Whale

5	Donna McGovern

6	Gillian Acomb

7	Helena Smith

8	Jane Smith

Schedule 3 : Employees
9	Jennifer Mott

10	Karen Buckley

11	Kelly Campbell

12	Laura Brailsford

13	Nadea Park

14	Naomi Davey

15	Shirley Arnold

16	Tom Bill

17	Jonathan Dixon

18	Rowena Critchlow

19	Anthony Beardmore

20	Alex Lombardi

21	Andy Davies

22	Christian Jones

23	Gregg Andrews

24	Hannah Scott

25	Kelly Powell

26	Mark Andrews

27	Mike Hince

28	Stuart Smith

29	Jonathon Dixon

30	Luke Hillier

31	Mark Hiller

32	Trevor Hayes

33	Robert Esterbrook

Hong Kong Excluded Employees

34	Tse, Jackie

35	Au, Michael

36	Chan, Alex

Schedule 3 : Employees
37	Chan, Cythnia

38	Chan, Fanny

39	Chan, Yan

40	Cheung, Alice

41	Choi, Polly

42	Choy, Sonny

43	Chu, Tina

44	Chung, John

45	Kwok, Cecilla

46	Kwok, Pat

47	Lam, Elaine

48	Lam, Kid

49	Lau, Stephanie

50	Lin, Cathy

51	Lo, Regina

52	Mok, Patrick

53	Mok, Stephaine

54	Ng, Joe

55	Ng, KS

56	Ng, Mervyn

57	Wong, May

58	Wong, Shong Ying

59	Yeung, Fion

60	Yung, Yanny

61	Tsang, June

US Excluded Employees

62	Michael Kochis

63	Angela Meile

Schedule 4 : Business Contracts
Schedule 4
Business Contracts
Part 1
Business Contracts to be Assigned at Completion
Part 2
Excluded Business Contracts
1	Big Monster Toys

2	General Motors Corp

3	[all distribution agreements]
Part 3
Business Contracts subject to Potential Transfer post-Transfer Date

							End Date			Accrued
							(Including			Versus
							Sell off	Royalty	Contract	Guarantee
Royaltor	Type	License Permission/Restrictions	Exclusive	Territory Restrictions	Start Date	End Date	Period)	Rate	Guarantee	[31/03/08]	Contract Notes
AB VOLVO	Dual Usage	1:50 & 1:64 SCALE VOLVO FH, FM &F55 VARIANTS, 1:76 SCALE FH VARIANT	No	WORLD-WIDE (SEE APPENDIX C)	01-Jan-05	01-Jun-10	01-Jan-10	6.00%	£0	£67,542	PAYMENT BASED ON NET SALES. RATE PAYABLE ON TRACTOR UNIT/RIGID LORRY (ESTIMATED 60% OF ARTIC VARIANT)

ADAM OPEL GMBH (formally GM Europe)	Dual Usage	VAUXHALL 1:43, 1:50 & 1:76 SCALE DIECAST & 1:64 MASTERFIT SUPERHAULER	No	USA CANADA CENTRAL AMERICA AUSTRALIA/OCEANIA & SOUTH PACIFIC EUROPE ASIA AFRICA	01-Dec-03	31-Dec-09	29-Jun-10	7.00%	$12,500term	$3,070	‘3RD AMENDMENT’ PAYMENT BASED ON NET SALES VALUE. REVISED ADVANCE/GUARANTEE @ $2.5K PAYABLE UPON EXECUTION WITH $10K MG THRU 2007, $12.5K MG TO COVER 2008 AND $12.5K MG TO COVER 2009

Ahrens FOX FIRE ENGINE	Collector	AHRENS FOX IN 1:16, 1:24, 1:32, 1:50, 1:64, 1:72, 1:144 AND SHOWCASE SCALE	No	WORLD-WIDE	01-Jan-05	31-Dec-09	30-Apr-10	6.00%	$12,500	$9,213	ROYALTY PAYABLE ON ‘NET SALES’ DIFFERING RATES APPLY (2% DM, 4% RETAIL AND 6% MASS MARKET). ADVANCE PAYABLE OF $5K UPON EXECUTION.

AUTOMOBILE ASSOCIATION LIMITED	Collector	COLLECTOR ‘AA’ RENAULT TRAFFIC & ‘AA’ TRACKSIDE RELEASES (NOTE RT SCALE)	No	WORLD-WIDE	01-Jan-07	31-Dec-08	31-Mar-09	7.00%	£1,500	not released	PAYMENT BASED ON NET SALES. ADVANCE £750 UPON SIGNATURE AND £750 SIX MONTHS FROM COMMENCEMENT DATE, MG £1,500

AUTOMOBILES CITROEN	Collector	PREMIUMS H & 55 MODELS (EXCLUDING TOBACCO & DRINK LIVERIES)	No	NOT SPECIFIED	05-Apr-07	Not Visible		5.00%	£0	£1,999	1) ROYALTY PAYABLE OF 5% NET ANNUAL SALE 2) COPYRIGHT NOT KNOWN 3) PREMIUM LICENSE ONLY, 40 NO EXPIRATION DATE

AUTOMOBILES CITROEN (FOC)	Collector	CITROEN 2CV & 55 TYPE CAB (HERITAGE & BOND)	No	NOT SPECIFIED	15-May-99	Not Visible		0.00%	£0	£0	1) COPYRIGHT NOTICE NOT KNOWN 2) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL) 4) MAXIMUM OF 4000 PIECES

AUTOMOBILES PEUGEOT (FOC)	Collector	SPECIFIC UNIC SAVERNE & SIMCA RELEASES, 70601, 70602, 70603, 70604, 72506, 72907, 72908, 72909	No	NOT SPECIFIED	24-Mar-00	Not Visible		0.00%	£0	£0	1) COPYRIGHT NOTICE NOT KNOWN 2) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

AUTOMOBILES PEUGEOT (FOC)	Collector	SPECIFIC UNIC SAVERNE & SIMCA RELEASES (Models 72801, 72802, 72803, 72901, 72902, 72903 & 72904)	No	NOT SPECIFIED	21-Jun-99	Not Visible		0.00%	£0	£0	1) COPYRIGHT NOTICE NOT KNOWN 2) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

BAYERISCHE MOTOREN WERKE AKTIENGESELLSCHAFT	Dual Usage	1:36 & 1:43 DIECAST MINI CLASSICS	No	WORLD-WIDE	22-Apr-02	Not Visible		5.00%	£0	£72,991	ADVANCE PAYABLE ___75% OF GUARANTEE, £777. NO EXPIRY DATE. 2) COPYRIGHT — ’THE MINI TRADEMARKS ARE USED UNDER LICENSE FROM BMW AG’ 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL) 4) ROYALTY PAYABLE @ 5% ‘NET SALES’

BAYERISCHE MOTOREN WERKE AKTIENGESELLSCHAFT	Dual Usage	1:36 & 1:43 DIECAST MINI R50	No	WORLD-WIDE	23-Oct-00	Not Visible		5.00%	£26,303	£46,231	ADVANCE PAYABLE @ 75% OF GUARANTEE, £15750. NO EXPIRY DATE. 2) COPYRIGHT — ’THE MINI TRADEMARKS ARE USED UNDER LICENSE FROM BMW AG’ 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL) 4) ROYALTY PAYABLE @ 5% ‘NET SALES’

BOEING BUSINESS SERVICES COMPANY	Dual Usage	BOEING MARKS (VARIOUS LISTED)	No	WORLD-WIDE	01-Sep-01	Not Visible		4.00%	51,000[]	$449,745	PAYMENT BASED ON DET SELLING PRICE

BORN FREE FOUNDATION	Collector	BORN FREE LAND ROVER DEFENDER (VA09706)	No	NOT SPECIFIED	01-Nov-05	01-Nov-07	30-Jan-0[]	3.50%	sell-off	£0	PAYMENT BASED ON CONTRACTED NET PRICE (£[ ] UNIT)

BOSTON SPARKS ASSOCIATION INC	Collector	BOSTON FIRE DEPARTMENT (US52507 & US53508)	No	NOT SPECIFIED	21-Feb-03	Not Visible		2.00%	£0	$2,081	PAYMENT BASED ON ADJUSTED GROSS WHOLESALE PRICE.

CAPESPAN LIMITED	Collector	OUTSPAN LIVERY (AUSTIN A40 VAN VA00320)	Yes	WORLD-WIDE	30-Aug-06	31-Dec-00	30-May-09	0.00%	£500	not released	ONE-OFF AGREEMENT. £500 ADVANCE PAYMENT

CHICAGO FIRE DEPARTMENT	Collector	USE OF THE CHICAGO FIRE DEPT PROPERTIES	No	WORLD-WIDE	24-Aug-01	Not Visible		2.00%	£0	$7,697	1) ROYALTY PAYABLE (DONATION) @ 2% ‘NET SALES’ 2) COPYRIGHT NOTICE — NOT KNOWN 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

CHICAGO TRANSIT AUTHORITY	Collector	GM 5300 MODEL BUS	No	WORLD-WIDE	05-Nov-01	Not Visible		3.00%	£0	$4,555	1) ROYALTY PAYABLE @ 3% ‘NET SALES’ 2) COPYRIGHT NOTICE — NOT KNOWN 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

CLARENCE & ANDERSON	Collector	DIECAST REPRODUCTIONS OF PSi MUSTANG ‘OLD CROW’ & FIGURES DEPICTING CLARENCE & ANDERSON	No	WORLD-WIDE	20-Sep-04	08-Sep-07	17-Mar-08	3.00%	sell-off	$22	‘ADDENDUM PERMITTING FIGURES’ ROYALTY PAYABLE ON THE ‘NET RECEIPTS’. ADVANCE PAYABLE OF $2.5K (ADDITIONAL $2.5K PAYABLE AS PAST USAGE OF PROPERTY PRE SEPT 2004).

COACH USA MANAGEMENT BUSINESS TRUST	Collector	COACH USA TRADE MARK	No	NOT SPECIFIED	31-May-01	Not Visible		8.00%	$0	$4,647	REPORTING ON MONTHLY BASIS 1) ROYALTY PAYABLE @8% ‘GROSS SALES’ 2) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL) 3) COPYRIGHT NOTICE — NOT KNOWN.

COMPAGNE LU (FOC)	Collector	SPECIFIC ALSACIENNE, LU & AUGUBELLE LIVERIED RELEASES, MODELS 73001/73601/72008	No	FR, UK, BELG, NETH, USA, CAN, MX, IT, JAP, GER, AUS, NZ, SA, SWITZ	01-Aug-97	Not Visible		0.00%	£0	£0	1) NO ROYALTY PAYMENTS REQUIRED. 2) COPYRIGHT — ‘MARQUE — MODELE APPARTENANT A UNE SOCIETE DU GROUPE DANONE’ 3) SPECIFIC COUNTRIES.

CURTISS-WRIGHT CO.	Collector	P-40 AIRCRAFT IN 1:32, 1:72 AND SHOWCASE SCALES	No	WORLD-WIDE	01-Oct-04	30-Sep-10	28-Jan-11	3.00%	$2,500	$12,401	ROYALTY PAYABLE ON ‘NET SALES.’ ADVANCE PAYABLE OF $2K UPON EXECUTION.

							End Date			Accrued
							(Including			Versus
							Sell off	Royalty	Contract	Guarantee
Royaltor	Type	License Permission/Restrictions	Exclusive	Territory Restrictions	Start Date	End Date	Period)	Rate	Guarantee	[31/03/08]	Contract Notes
DAF TRUCKS NV	Dual Usage	DAF 85, 95, 105XF & CF Variants (1:50 Scale) AND DAF95 105XF 1:76 SCALE	No	NOT SPECIFIED	01-Jul-04	01-Jun-09	01-Jun-09	3.00%	£0	£70,789	1) ROYALTY PAYABLE @ 3% OF TRUCK VALUE (60% OF SALES VALUE)

DR PEPPER/SEVEN UP, INC.	Collector	1:50 & 4” SCALE REPLICAS HISTORIC ‘SQUIRT’, ‘HIRES’, ‘A&W’, ‘7UP’, ‘VERNORS’	No	UNITED STATE OF AMERICA	01-Jul-05	30-June-05	27-Dec-05	5.00%	$2,600term	-$211	PAYMENT BASED ON NET SALES VALUE. ADVANCE/GUARANTEE @ $3K PAYABLE UPON EXECUTION FOR PERIOD ENDED JUNE 2006. SECONDARY $4.5K GUARANTEE TO COVER END JUNE 2007 AND $2.0K GUARANTEE TO COVER END JUNE 2008

EDDIE STOBART PROMOTIONS LIMITED	Dual Usage	EDDIE STOBART, DIECAST & PLASTIC 1:36, 1:43, 1:64, 1:76 (NON-EXCLUSIVE) AND 1:50 (EXCLUSIVE)	No	FRA,GER,ITA,BEL, NED,LUX,DEN_RE,UK, GRE,POR,ESP,AST, FIN, SWE	01-Jan-05	30-Jun-05	30-Sep-08	5.00%	£20,000	£71,224	‘EXTENDED TERM’ PAYMENT BASED ON NET SALE PRICE. 5% TRACKSIDE ONLY. LICENSE ADVANCE £5K, GUARANTEED PAYMENTS (EITHER ACCRUED OR ONE OFF) OF £5K 31/12/07, 31/12/07 & 30/6/07

ESTATE OF SIR WINSTON CHURCHILL	Collector	COLLECTABLE DIECAST MODEL FIGURE (CC59161)	No	WORLD-WIDE	30-Jan-07	29-Jan-09	29-Jan-09	0.00%	£850	na	ONE OFF FEE ONLY. NIL ROYALTY PAYABLE ADVANCE/ONE-OFF FEE OF £850 IMMEDIATE.

FORD MOTOR COMPANY #1751	Dual Usage	1:72, 1:64, 1:43, 1:36 DIECAST REPLICAS, ‘FORD’	No	WORLD-WIDE	01-Oct-04	31-Dec-07	29-Apr-08	7.00%	sell-off	£24,581	PAYMENT BASED ON NET SALES VALUE. 1% STANDARD & 5% CO-LICENSED. GUARANTEED ANNUAL MINIMUM OF £25K DUE DECEMBER 2005, 2006 & 2007

FORD MOTOR COMPANY #967710	Duel Usage	1:76, 1:43, 3.5” DIECAST REPLICAS, ‘FORD’	No	WORLD-WIDE	01-Jul-06	31-Dec-09	30-Apr-10	7.00%	£8,500term	£3,251	‘AMENDMENT’ PAYMENT BASED ON NET SALES VALUE. 7% STANDARD & 5% CO-LICENSED. LICENSE ADVANCE £2,000, GUARANTEED ANNUL MINIMUM OF £3,000 2007, £8,500 2008 AND £8,500 2009

FWD Corporation	Collector	SEAGRACE — 1:50 SCALE 70TH ANNIVERSARY SERIES PUMPERS	No	World-Wide	15-Jun-00	Not Visible		5.00%	$0	$63,272	ROYALTY PAYABLE @ 5% ‘NET SALES. INITIAL LICENSE FEE OF US$2500 DUE ON EXECUTION (NOT ADVANCE/GUARANTEE).

GENERAL DYNAMICS LAND SYSTEMS	Dual Usage	M1A1/2 ABRAMS TANK	No	WORLD-WIDE	30-Sep-03	29-Sep-00	24-Sep-09	0.00%	$5,000[ ]	na	ANNUAL MINIMUM CHARITABLE DONATION OF US$5000.

GREENWOOD EMERGENCY VEHICLES INC.	Collector	1:50 & 4” SCALE, MAXIM PUMPER	No	WORLD-WIDE	01-Jan-06	31-Dec-08	29-Jun-09	3.00%	$2,500	$2,540	PAYMENT BASED ON GROSS SALES (EFFECTIVELY NET SALES). ADVANCE ON EXECUTION OF $1.5K, GUARANTEE $2.5K

GREYHOUND LINES, INC	Collector	DIE-CAST REPRODUCTIONS	No	NOT SPECIFIED	01-Jul-05	30-Jun-00	28-Sep-06	6.00%	$2,500[ ]	$242	PAYMENT BASED ON NET SALES. ADMIN FEE ‘NOT ADVANCE’ US$2500 (PAID ANNUALLY JULY THRU)

HJ HEINZ COMPANY LIMITED	Collector	HEINZ, 57 & GHERKIN TRADEMARKS	No	UK,GER,FRA, AND PARTWORKS IN FRA, PORT	06-Feb-01	Not Visible		7.50%	£0	£3,351	1) ROYALTY PAYABLE @ 7.5% WHOLESALE PRICE 2) COPYRIGHT NOTICE — NOT KNOWN 3) SPECIFIC COUNTRIES

INTERNATIONAL TRUCK INTELLECTUAL PROPERTY COMPANY	Collector	1;50 TRANSTAR II EAGLE CAB (1970)	No	NOT SPECIFIED	01-Jul-00	30-Jun-11	30-Jun-11	3.00%	$0	$39[]	ROYALTY PAYABLE @ 3% ‘NET SALES’ (DISCOUNT NOT TO EXCEED 10%)

J C BAMFORD EXCAVATORS LIMITED	Collector	1:43 AND 1:50 DIE-CAST REPLICAS UTILISING JCB MARKS	No	WORLD-WIDE	01-Jan-07	30-Apr-08	29-Jun-06.00%		£10,000	£5,57[ ]	PAYMENT BASED ON NET SALES VALUE. ADVANCE OF £2,500 UPON EXECUTION, MG OF £10,000 (TARGETTED @ £15,000)

JAGUAR CARS LIMITED	Dual Usage	JAGUAR OFFICIAL LICENSE, JAGUAR LEAPER DEVICE & DAIMLER (NOT JAGUAR RACING) — 1:36, 1:43, 1:50 & 1:76	No	WORLD-WIDE	01-Jan-05	31-Dec-07	29-Apr-06	7.00%	Sell-off	$380	PAYMENT BASED ON NET SALES. 7% STANDARD (9% FOB) OR 5% (6.5% FOB) CO-LICENSED. GUARANTEE £15K, DECEMBER 2005 £35K, 2006 £10K & 2007 £10K

LAND ROVER	Dual Usage	DIE-CASE 1:36, 1:43 SHOWCASE SCALE, LAND ROVER, DEFENDER AND RANGE ROVER	No	WORLD-WIDE	01-Jan-05	31-Dec-07	29-Apr-05	7.00%	sell-off	£676	PAYABLE @ 7% DOMESTIC/9% FOB OR 5% DOMESTIC/ 6.5% FOB FOR CO-LICENSED PRODUCT — NET SALES (AGGREGATE NOT TO EXCEED 10%)7 LICENSE GUARANTEE PAYABLE IN CALENDAR INSTALLMENTS — £12K FOR 2005, £12K FOR 2006 AND £12K FOR 2007.

LICENSING MANAGEMENT INTERNATIONAL	Collector	1:76 Morris Miner Van/Car (Trackside) Austin/Ments J2 Van & 1:43 Austin A40[T]	No	WORLD-WIDE	01-Sep-06	31-Dec-10	30-Jun-11	6.00%	£19,500	[ ]	‘AMENDMENT’ ROYALTY PAYABLE @ NET WHOLESALE (RATE INCREASE EFFECTIVE 01/07/07). ADVANCE OF £7.5K IMMEDIATE, £7.5K JULY 07 AND AMEND £1.5K IMMEDIATE, £1.5K DEC 2008 AND £1.5K DEC 2009

LICENSING MANAGEMENT INTERNATIONAL	Collector	1:24 F4 TAXI	No	WORLD-WIDE	01-Nov-06	31-Dec-10	30-Jun-11	7.50%	£10,000	[ ]	ROYALTY PAYABLE @ NET WHOLESALE. ADVANCE OF £5K IMMEDIATE, £5K JAN 2008

LICENSING MANAGEMENT INTERNATIONAL	Dual Usage	TX1 BODYSHAPE, LT1 OVAL & INTERNATIONAL LOGO SCALE MODESL 1:36 & 1:64	No	WORLD-WIDE	01-Oct-05	30-Sep-08	29-Dec-01	3.00%	£750term	£39[ ]	ROYALTY PAYABLE @ NET SALES. ADVANCE OF £750 IMMEDIATE, £750 AUG 00 (COVERING 2006/7) AND £750 AUG 07 (COVERING 2007/8)

LICENSING MANAGEMENT INTERNATIONAL	Dual Usage	1:43 DIECAST REPLICAS (TRIUMPH)	No	WORLD-WIDE	01-Jan-06	31-Dec-08	29-Jun-05	6.00%	£3,000term	£651	‘WITH AMENDMENT’ ‘TRIUMPH’ ROYALTY PAYABLE @ NET SALES. ADVANCE OF £3K IMMEDIATE PLUS £500 FOR TR7/8 ADDITION, £3K JAN 07 (COVERING 2007) AND £3K JAN 08 (COVERING 2008)

LICENSING MANAGEMENT INTERNATIONAL	Dual Usage	1:43, 1:76 & 1:18 MGB DIECAST REPLICAS (BMH)	No	WORLD-WIDE	01-Jan-05	31-Dec-08	29-Jun-05	6.00%	£13,000term	£2,55[ ]	‘WITH AMENDMENT’ ‘BRITISH MOTOR HERITAGE’ ROYALTY PAYABLE @ NET SALES. ADVANCE OF £12K IMMEDIATE PLUS £500 FOR MGB ADDITION. £12.5K JAN 07 (COVERING 2007) AND £13K (COVERING 2008)

							End Date			Accrued
							(Including			Versus
							Sell off	Royalty	Contract	Guarantee
Royaltor	Type	License Permission/Restrictions	Exclusive	Territory Restrictions	Start Date	End Date	Period)	Rate	Guarantee	[31/03/08]	Contract Notes
LOCKHEED MARTIN CORPORATION	Dual Usage	LOCKHEED MARTIN: 1:64, 1:72, 1:144 & 3” C130 HERCULES, CONSTELLATION, F10, F35, P30, VEGA & B24	No	AFRICA, OCEANIA, CANADA, CENTRAL/SOUTH AMERICA, EU, JAPAN, ME ASIA, RUSSIA NORTH AMERICA USA	01-Jan-02	31-Dec-08	30-Jun-10	5.00%	$10.000p[ ]	-$172[ ]	‘1ST AMENDMENT’ ROYALTY PAYABLE @ ‘NET SALES. CONTRACT GUARANTEE $47.5K (PAYABLE ANNUALLY, $10K 2006, $7.5K 2007, $10K 2008 AND $10K 2009).

MAN TRUCK & BUS LTD (FOC)	Collector	MAN F2000 TRACTOR UNIT. DIE-CAST REPRODUCTIONS	No	NOT SPECIFIED	05-Jun-98	Not Visible		0.00%	£0	£0	1 NO ROYALTY PAYABLE 2) COPYRIGHT NOTICE — NOT KNOWN 3: NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

MASS TRANSIT ADMINISTRATION	Collector	BALTIMORE PCC STREETCAR AND GM FISHBOWL	No	USA, GB	04-Sep-01	Not Visible		2.00%	$0	$2,363	1) ROYALTY PAYABLE @ 2% WHOLESALE 2) COPYRIGHT NOTICE — NOT KNOWN 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

METROPOLITAN POLICE AUTHORITY	Dual Usage	METROPOLITAN POLICE DIECAST; TOY 1:36 RANGE ROVER, COLLECTION ASTRA, MINI SET 1D VAN, AUSTIN PRINCESS	No	UK & IRELAND	01-Oct-05	30-Sep-05	29-Dec-06	5.00%	£0	£6,315	PAYMENT BASED ON NET SALES, REDUCED 3.5% RATE ON MINI SET.

NATIONAL D-DAY MUSEUM	Collector	D-DAY 1:144, 1:72, 1:43, 1:50, 1:32 DIECAST MODELS, DIORAMAS & FIGURES	No	WORLD-WIDE	10-Jun-05	09-Jun-05	05-Dec-0[]	3.00%	$500[ ]	$7	PAYMENT BASED ON NET RECEIPTS. ADVANCE ON SIGNATURE $1,000. GUARANTEE OF $500 PA ($1,500).

NEW YORK BUS SERVICE	Collector	GM FISHBOWN NYBS LIVERY	No	WORLD-WIDE		Not Visible		2.00%	$250	$1,857	ROYALTY PAYABLE ON NET WHOLESALE PRICE

[ ] TRADING LIMITED	Collector	FLYING SCOTSMAN, LIVER, BRASS BR & STATIC VARIANTS	No	UNITED KINGDOM (OTHERS TBC)	01-Jan-06	30-Jun-09		4.00%	£2,000term	£1	PAYMENT BASED ON NET UK DOMESTIC SALES. ADVANCE £2K PAYABLE ON EXECUTION, GUARANTEE (YEAR ONE) OF £3K AND (YEAR TWO) £2K

ORANGINA LICENSING	Collector	ORANGINA & RICOLES MODELS 71104, 72007 & 73004, GUARANTEE PAYMENT OF FFR 15,000	No	NOT SPECIFIED	01-Jan-05	Not Visible		5.00%	£1,500	£5,117	1) ROYALTY PAYABLE @ 5% 2) COPYRIGHT NOTICE — NOT KNOWN 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

PACCAR INC	Collector	1:50 SCALE MODEL TRUST REPLICA KENWORTH, KW & DESIGN, PETERBILT AND OTHER SECONDARY TRADEMARKS	No	WORLD-WIDE	01-Jan-05	31-Dec-07	26-Jun-08	5.00%	sell-off	$0	PAYMENT BASED ON AVERAGE SELLING PRICE, 4% PAYABLE ON CO-LICENSED PRODUCT

PACCAR UK UNITED	Collector	FODEN ALPHA 1:50 VARIANTS (TRACTOR, A WHEEL TIPPER & 6 WHEEL LORRY)	No	NOT SPECIFIED	01-Sep-05	31-Aug-08	31-Aug-08	2.00%	£0	£9,823	PAYMENT BASED ON SELLING PRICE

POST OFFICE	Dual Usage	WORD MARKS ROYAL MAIL, THE POST OFFICE & DATAPOST, ROYAL MAIL CRUCIFORM DEVICE & 2 DIMENSIONAL PILLAR BOX DEVICE DIE-CAST REPRODUCTIONS	No	WORLD-WIDE	01-Jan-97	Not Visible		6.00%	£4,000[ ]	£2,157	1) ROYALTY PAYABLE @ 6% NET SALES 2) COPYRIGHT NOTICE — NOT KNOWN 3) NO RESTRICTIONS SPECIFIED REGARDING PRODUCT MARKET DISTRIBUTION (DIRECT MAIL)

PREMIER FOODS	Collector	CROSSE & BLACKWELL (DG) LODEKKA RELEASE	No	NOT SPECIFIED		Not Visible		5.00%	£0	£28[ ]	ROYALTY PAYABLE ON NET SALES

RED ARROWS TRUSTEES LIMITED	Collector	RED ARROWS TOY & MODEL AIRCRAFT	No	UNITED KINGDOM	01-Jan-04	31-Dec-0_	29-Jun-05	5.00%	£0	£15,194	ROYALTY PAYABLE ON NET SALE PRICE OR RETAIL LESS 35% FOR DIRECT SALES.

RICHARD D WALKER DBA FORWARD MARCH	Collector	FORWARD MARCH — MINIATURE METAL FIGURINES 1:72, 1:50 & 1:32	Yes	WORLD-WIDE	15-Aug-05	31-Dec-10	29-Jun-11	2.00%	$0	$12,88[ ]	PAYMENT BASED ON NET RECEIPTS, RATE ADJUSTED TO 1% POST $500K TURNOVER OR 1/1/2009 WHICHEVER SOONER

ROYAL NOOTEBOOM TRAILERS BV	Collector	1:50 SEMI LOW LOADER TRAILER REPRODUCTIONS	No	NOT SPECIFIED	24-Feb-05	01-Jan-11	27-Dec-11	0.00%	£0	£0	“FOC LICENSE”

Seagrave Fire Apparatus LLC	Collector	Die-cast Seagrave J & K Engines	No	World-wide	20-Jun-01	Not Visible		5.00%	$0	$12,498	ROYALTY PAYABLE @ 5% NET SALES. INITIAL LICENSE FEE OF US $2500 DUE ON EXECUTION (NOT ADVANCE/GUARANTEE)

Seagrave Fire Apparatus LLC	Collector	1:50 Seagrave 70th Anniversary Tractor Drawn Aerial	No	World-wide	20-Jun-03	Not Visible		5.00%	$0	$21,778	ROYALTY PAYABLE @ 5% NET SALES. INITIAL LICENSE FEE OF US $2500 DUE ON EXECUTION (NOT ADVANCE/GUARANTEE)

Seagrave Fire Apparatus LLC	Collector	1:50 Seagrave 1936 Pumper “Sweatheart”	No	World-wide	04-Jan-06	Not Visible		5.00%	$0	$3,125	ROYALTY PAYABLE @ 5% NET SALES. INITIAL LICENSE FEE OF US $2500 DUE ON EXECUTION (NOT ADVANCE/GUARANTEE)

SECRETARY OF STATE FOR DEFENCE (BBMP, DAPR A/E/0190)	Collector	CROWN COPYRIGHT, BATTLE OF BRITAIN MEMORIAL FLIGHT 50th ANNIVERSARY	No	WORLD-WIDE	25-Feb-07	31-Jan-10	01-Apr-10	9.00%	£5,000	£11,184	ROYALTY PAYABLE @ NET SALES. ADVANCE £250 (£100 ONLY OFFSETTABLE) AND MG UPON 1ST ANNIVERSARY (JAN 2008) OF £5,000

SECRETARY OF STATE FOR DEFENCE (Red Arrows DAPR A/E/0122)	Collector	CROWN COPYRIGHT, RED ARROWS & RAF SCAMPTON	No	NOT IDENTIFIED	10-Feb-08	17-Feb-11	10-Aug-11	9.00%	£0	not released	ROYALTY PAYABLE @ NET SALES. ADVANCE £250 (£100 ONLY OFFSETTABLE)

							End Date			Accrued
							(Including			Versus
							Sell off	Royalty	Contract	Guarantee
Royaltor	Type	License Permission/Restrictions	Exclusive	Territory Restrictions	Start Date	End Date	Period)	Rate	Guarantee	[31/03/08]	Contract Notes
SIKORSKY AIRCRAFT CORPORATION	Dual Usage	1:64/1:72/1:43 & 4” DIECAST SALE REPRODUCTIONS (BLACKHAWK, SEA KING, SUPERHAWK, S92, SUPER STALLION & WESTLAND/WESSEX (AWAIT REVISED SCHEDULE A —RW)?	No	WORLD-WIDE	25-Jun-04	24-Jun-10	21-Dec-10	7.50%	$10,000[ ]	$313	‘SUPPLEMENT’ ROYALTY PAYABLE ANNUALLY (SUPPORT END JUNE) @ NET RECEIPTS OR US $10K, WHICHEVER THE GREATER, REDUCED ROYALTY RATE OF 5% PAYABLE WHERE ITEM RSP IS LESS THAN £10/515/ (SEE SHOWCASE)

SOCIETE DES PRODUITS NESTLE SA	Collector	NESTLE TRADE MARKS	No	ITALY, FRANCE, SPAIN, PORTUGAL	12-Jul-01	Not Visible		5.00%	£0	£7,934	USED FOR THE PRODUCTION OF COLLECTABLE DIECAST MOROT VEHICLES ONLY UP TO 20,000 UNITS. TRADE MARKS ARE AS FOLLOWS, ‘MOTTA’ ‘BUITONI’ ‘BACI’ ‘PERUGINA’ 1) ROYALTY @ 5% NET SALES 2) COPYRIGHT NOTICE — NOT KNOWN 3) SPECIFIC COUNTRIES

TRAILWAYS TRANSPORTATION SYSTEM	Collector	TTS 1:50 SCALE GM OLD LOOK	No	WORLD-WIDE	07-Jun-05	06-Jun-08	06-Jun-08	2.00%	$250	$791	PAYMENT BASED ON NET WHOLESALE PRICE. ADVANCE OF SIGNATURE $250.

TRANSPORT TRADING LTD	Dual Usage	LONDON TRANSPORT LOGOS, LIVERIES & NEW JOHNSTON TYPEFACE SCALE MODELS 1:43, 1:50, 1:76 & TIN PLATE 1:24, 1:36	No	WORLD-WIDE	20-Aug-07	19-Aug-10	19-Aug-10	4.00%	£3.000[ ]	£3,195	ROYALTY PAYABLE ON NET SALES. ANNUAL GUARANTEE OF £3K PA

UNION PACIFIC RAILROAD COMPANY	Collector	DIECAST COLLECTIBLES — UNION PACIFIC RAILROAD PROPERTIES	No	UNITED STATES, TERRITORIES & POSSESSIONS	15-Dec-05	31-Dec-08	29-Jun-09	0.00%	$1,000	$1,950	PAYMENT BASED ON WHOLESALE SALES. ADVANCE ON EXECUTION N/L, GUARANTEE $1K

VOLKSWAGEN AG	Dual Usage	1:43 DIECAST CAMPER & BEETLE	No	NOT SPECIFIED	08-Jan-01	Not Visible		5.00%	€1,000[ ]	€185	ROYALTY PAYABLE @5% NET SALES. MINIMUM GUARANTEE PA OF EURO 1000. CONTINUATION OF ‘L-0598’ LICENSE.

VULCAN TO THE SKY ENTERPRISES LTD	Collector	VULCAN TO THE SKY (XH558); SHOWCASE, 1:72 & 1:144 DIECAST REPLICAS	Yes*	WORLD-WIDE	01-Dec-07	31-Dec-10	31-Mar-11	5.00%	£0	not released	ROYALTY PAYABLE ON NET SALES
EXPIRY ON OR BEFORE 31/12/2008
License expires post (last issue) 31/12/07 submission

							End Date			Accrued
							(Including			Versus
							Sell off	Royalty	Contract	Guarantee
Royaltor	Type	License Permission/Restrictions	Exclusive	Territory Restrictions	Start Date	End Date	Period)	Rate	Guarantee	[31/03/08]	Contract Notes
AMERICAN LAFRANCE CORPORATION	Collector	AMERICAN LAFRANCE, AMERICAN LA FRANCE EAGLE, METROPOLITAN	No	WORLD-WIDE	01-Jul-05	31-Dec-07	31-Dec-07	5.00%	$0	$38,581	‘UPON EXPIRY’

BELL HELICOPTER TEXTRON INC	Dual Usage	1:48 DIECAST ‘BELL, ‘HUEY’, ‘UHI’, ‘AHI’ REPLICAS	No	WORLD-WIDE	20-Dec-06	31-Dec-06	31-Dec-07	5.00%	£0	£64,507	‘UPON EXPIRY’

CITY OF LOS ANGELES POLIC DEPARTMENT	Collector	LA POLICE DEPT. SHOWCASE COPTER (C590248)	Yes	WORLD-WIDE	02-Dec-04	01-Dec-07	01-Dec-07	6.00%	$1,500	not released	‘UPON EXPIRY’

DAIMLER CHRYSLER AG	Collector	1:50 SCALE DIECAST MERCEDES ACTROS REPLICA	No	WORLD-WIDE	01-Sep-04	31-Dec-07	31-Dec-07	7.00%	£0	£29,735	‘UPON EXPIRY’

DAIMLER CHRYSLER AG	Collector	1:76 SCALE DIECAST MERCEDES ACTROS AND 1:50 SCALE SPRINTER VAN	No	WORLD-WIDE	30-Nov-06	31-Dec-07	31-Dec-07	7.00%	£0	£537	‘UPON EXPIRY’

LOST ANGELES FIRE DEPARTMENT	Collector	LA FIRE DEPT. DIE-CAST REPRODUCTIONS	Yes	WORLD-WIDE	02-Dec-04	01-Dec-07	01-Dec-07	6.00%	$1,500	$1,825	‘UPON EXPIRY’

MAN NUTZFAHRZEUGE	Collector	MAN TGA & ERF ECT 1:50 REPRODUCTIONS	No	GERMANY & ABROAD	01-Apr-03	31-Dec-06	20-Dec-07	0.00%	€2,000	na	‘UPON EXPIRY’

NORTHROP GRUMMAN SYSTEMS CORPORATION	Dual Usage	DIECAST F14 TOMCAT, F4U CORSAIR, P 47 THUNDERBOLT, LUNAR MODULE & A10A THUNDERBOLT	No	WORLD-WIDE	07-Oct-02	06-Oct-07	06-Oct-07	4.00%	$0	$74,926	‘UPON EXPIRY’

Car leases
Car lease between Corgi Classics Ltd and Custom Fleet Limited (in respect of Terence Fox’s company car)
Car lease between Corgi Classics Ltd and Ogilvie dated 28 March 2008 (in respect of Carl Dudley’s company car)
Car lease between Corgi Classics Ltd and Arval dated 5 January 2007 (in respect of James Burgess’s company car

Product Complete

									Quota allocation:	UK	UK FOB	USA	USA FOB	Total
					Total Amount		Total Deposit	Outstanding
Item #	Description	Vendor	Qty	Unit Price HKS	(HK$)	PO#	Paid HK$	Amount (HK$)	Remarks
AA35815	F-86F Sabre-USAFE 48th FW Skyblazers, Chaumont	Justnido	1000	$70,640	70,640	P/07218/08		70,640	Ready for inspection	470	30	500	0	1000
BL89041	Ro-built Palroil BR Green 45534- E. Toolal Broadus	Sanda Kan	180	$1,180,000	212,400	P/06818/07		212,400	+ 1 set space parts ($1400.00)	175	5	0	0	180
CC11914	ERC EC Nooleboom Step Frame Trailer & Backhoe lot	EML	1500	$148,650	222,825	P/06862/07		222,025	Ready for inspection	1400	20	0	0	1500
CC13242	DAF XF Super Space Cab Nooleboom Step Frame Tra	EML	1500	$100,370	240,555	P/07068/07		240,555	Ready for inspection	1494	6	0	0	1500
CC13425	MAN TGA Nooleboom Low Loader [ ] JS220 Excavator	EML	12	$154,110	1,849	P/07012/07		1,849	Await ship	12	0	0	0	12
CC13420	MAN TGA Nooleboom — Gaull Haulaga	EML	0	$161,950	972	P/07111/08		972	Await ship	6	0	0	0	6
CC13017	Mercedes-Benz Actros Curtainside — N Irving Transport	EML	4	$164,550	650	P/07112/08		650	Await ship	4	0	0	0	4
CC13911	Foden Alpha Flatbed Trailer & Peat Load RJ & I Man	EML	1000	$141,070	141,070	P/07149/08		141,870	Ready for inspection	984	16	0	0	1000
DG0620G	Ford Model T Van — Heaths Garage Midland Contracting	Zindarf	1500	$13,330	19,995	P/07100/08		19,1995	Await ship	1500	0	0	0	1500
DG027008	Breakdown Truck — Burtonwood Motor & Aircraft Engine	Zindarf	1500	$15,700	23,550	P/07157/08		23,550	Await ship	1500	0	0	0	1500
DG127013	Morris Minor Van — Bluemels Express Service	Zindarf	1500	$16,720	25,080	P/07158/08		25,000	Await ship	1500	0	0	0	1500
DG199013	Scammell Mechanical Herzo — Bouts Tillotson	Zindarf	2458	$12,110	32,224	P/07154/08		32,224	Await ship	2450	42	0	0	2500
DG202009	Austin J2 Van — Ross Frozen Foods	Zindarf	2923	$8,370	24,466			24,468	Price not approved & pending improved financial position	2923	77	0	0	3000
DG203005	Bedford CA Van — Ovaltine	Zindarf	2892	$8,450	24,437	P/07155/08		24,437	Await ship	2092	108	0	0	3000
DG211005	Morris 1000 — Brown Mulls Department Store	Zindarf	2862	$8,400	24,041	P/07159/08		24,041	Await ship	2862	138	0	0	3000
DG213002	Hanington Horsebox — Great Western Railways	Zindarf	2850	$15,500	44,268	P/07156/08		44,268	Await ship	2856	144	0	0	3000
LP06497	Dick Kerr Closed Top Tram — Crich Tramway Museum	Zindarf	3003	$16,520	49,010	P/07174/08	49,610	0	Air today	3	3000	0	0	3003
LP06498	Mini Van — Enfield Pagent	Zindarf	2004	$12,970	25,992	P/07209/08	11,043	14,349	Air today	4	2000	0	0	2004
LP06499	30cm Truck -Kelloggs	Zindarf	1003	$23,700	23,771	P/07211/08	10,502	13,189	To be inspect by 2nd May	3	1000	0	0	1003
LP06500	Z-Van — Chillorn Hills	Zindarf	1004	$15,970	16,034	P/07212/08	6,983	9,051	Air today	4	1000	0	0	1004
LP06503	Open Back Track — Mead Open Farm	Zindarf	2003	$11,990	24,016	P/07213/08	10,550	13,460	To be inspect 2nd May	3	2000	0	0	2003
LP06504	Horse Drawn Tram — Crich Tramway Museum	Zindarf	2003	$14,260	28,563	P/07214/08	12,830	15,724	To be inspect 2nd May	3	2000	0	0	2003
OM44710	Darf SLF/Pointer 1 Trent Barton the Villager	Zindarf	1490	$40,160	68,770	P/07202/08		68,770	Await ship	1402	8	0	0	1500
OM46008	Wright Solar — Reading Transport	Renown	1700	$42,180	71,700	P/07215/08		71,706	Await ship	1600	20	0	0	1700
OM4G201	Seanla Irlzar PB — National Express	Renown	2922	$47,270	138,123	P/07113/08		130,123	Await ship	2660	62	0	0	2922
OM4G202	Seanla Irlzar PB — National Express (Irish Bus)	Renown	2122	$46,660	99,013	P/07114/08		99,013	Await ship	2090	32	0	0	2122
RG1002	Two Piece Set, Ringtons Tea	Zindarf	22004	$19,860	430,099	P/07217/08	196,386	240,614	To be inspect by 00 May	4	22000	0	0	22004

WIP 11K

CC14007	Volvo FH Nooteboom Stop Frame Trailer & Volvo G741	EML	1500	$165,000	247,500	P/00799/07		247,500		1490	10	0	0	1500
CC13427	Man TGA Nooteboom Low Loader, Volvo L70E & Volvo	EML Zindarf	1500	$100,520 26.660	270,780 39,990	P/07110/00 P/07117/08		270,780 39,990		1493	7	0	0	1500
CC13912	Foden Alpha Nooteboom Step Frame Trailer, Atkinson	EML Zindarf	1500	$203,030 39,470	304,545 59,205			304,545 59,205	Quotes will be revised when resume production	1482	18	0	0	1500
CC13016	Mercades-Benz Actros Nooteboom Low Loader & Volvo	EML	1500	$163,250	244,075	P/06984/07		244,875		1488	12	0	0	1500
AA34708	English Electric Canberra B(1)8-No. 16 Squadron RAF	Justwide	1300	$116,000	151,580			151,580	Price not yet approved	1160	40	300	0	1500
Outstanding PO

					Total Amount			Outstanding
Item #		Vendor	Qty	Unit Price HKS	(HK$)	PO#		Amount (HK$)	Remarks
AA37802	Albatross D.V. Ltd. Freidrich Ritter Von Roth, Jasta 238	Justwide	3940	$87,830	348,050	P/07215/00		346,050		2092	58	1500	240	3940
BL99040	A1 Pacific LNER — Apple Green — 4475	Sanda Kan	180	$1,494,000	268,020	P/07008/07		268,920	+ 1 set spare parts ($1489,00)	173	7	0	0	100
BL99042	Southern Maunsell N Class 2-6-0 SECR Austerity Grey	Sanda Kan	180	$1,134,000	204,120	P/07009/07		204,120	+ 1 set spare parts ($1489,00)	180				100
CC14007	Volvo FH Nooteboom Step Frame Trailer & Volvo G741	EML	1500	$165,000	247,500	P/00799/07		247,500		1400	10	0	0	1500
CC14305	Ford Transit — Marshalls	EML	1500	$31,150	46,725	P/07198/09		46,725		1494	6	0	0	1500
CC18005	Volvo FH Curtainside - Knowles Transport	Zindarf	2000	$42,980	85,980	P/07192/08		85,980	8/4/08 advised by Naomi that item drop	1980	12	0		2000
CC20503	Burrell 5 NHP Showmans Loco-no. 3906 Earl Beatty	EML	1000	$111,700	111,780	P/07153/08		111,780		982	18	0	0	1000
CC25900	ABC Routemaster — London Transport (S/S)	Zindarf	1000	$71,120	71,120	P/00740/07	04,008	7,112	30% deposit	1000	0	0	0	1000
CC26102	RTL Double Deck Bus — London Transport	Zindarf	1500	$67,170	100,755	P/07193/08		100,755		1500	0	0	0	1500

	Totals HKD				4,893,840		362,000	4,531,214

Part 2 — Excluded Business Contracts
1.	Distribution Agreement between Corgi Classics Ltd and Pekarama AG dated 26 January 1996

2.	Distribution Agreement between Corgi Classics Ltd and Kokusai Boeki Kaisha Ltd dated 26 January 1996

3.	Distribution Agreement between Corgi Classics Ltd and A Scott & Co PTY Ltd dated 26 January 1996

4.	Letter to Marie Cizkova, Zimex dated 29 April 1996

5.	Letter to Mrs Peckova and Pecka Modelar dated 14 February 1996

6.	Letter to Carlos Galvirla and Tienda de Modelos dated 16 May 1996

7.	Settlement Agreement between Corgi Classics Limited and Homble Diffusion S.A. dated 2 January 2001

8.	Distribution Agreement between Corgi Classics Ltd and Corgi Collector New Zealand dated 26 January 1996

9.	Letter to Mr Jean-Claude Guggisberg dated 13 October 2003

10.	Letter to Mr Michael Wall dated 4 April 1997

11.	Letter to Mr Bernt Magnusson dated 25 April 2003

12.	Letter to Fabrizio Petrucci dated 5 September 2002

13.	Distribution Agreement between Corgi Classics Ltd and Homble Diffusion dated 26 January 1996

14.	Distribution Agreement between Corgi Classics Ltd and Cofradis dated 26 January 1996

15.	Distribution Agreement between Corgi Classics Ltd and A.K.P. GmbH dated 26 January 1996

Business Contracts — Part 3
1	Agreement between Corgi Classics Limited and Questar Communications Limited regarding the running of the Lledo/Vanguard Collector Club

2	Letter Agreement between Susan Pownall and Corgi Classics Limited regarding the Corgi Collector Club

3	Consultancy Agreement with Lesley Bassett

4	Consultancy Agreement with Lawrence Tilley

5	Informal sales agency agreements with each of Lesley Bassett, Colin Fisher and Julie Dorman

Schedule 5 : Excluded Tooling
Schedule 5
Excluded Tooling

Schedule 6 : Liabilities to Suppliers
Schedule 6
Liabilities to Suppliers
Part 1
Total Liabilities to Suppliers
     [List of all amounts outstanding]
Part 2
Liabilities to Supplier to be Paid at Completion
     [List of Suppliers and amounts to be settled at Completion to be included here]
Part 3
Agreed Form Confirmations to be Obtained
     [List of Agreed Form supplier confirmations to be included here]

Schedule 6 — Part 1
(HK Total Payments)
Corgi International Limited (Sourcing Office)
Vendor status report
FY 2009
17-Apr-08

	Total
	outstanding	Day 1	Day 1
Vendor	HK$	HK$	US$
Zindart	10,592,208.74	10,592,208.74	750,000.00
EML	7,583,640.60	7,583,640.60
Sunny	2,719,450.00	2,719,450.00
Justwide	2,210,912.52	2,210,912.52
Ever Glorious	1,862,408.50	1,862,408.50
Master Mould	1,276,619.50	1,276,619.50
Renown	1,192,540.58	1,192,540.58
Hobby Master	285,057.20
M-Tech	153,491.00
Sanda Kan	64,824.00	64,824.00
Hobby Master	285,057.20
M-Tech	153,491.00
Total	28,379,700.84	27,502,604.44	750,000.00

Schedule 6 — Part 1
(UK Total Payments)

Payments Schedule (Ex Corgi International & Hong Kong)	29-Apr-08

Supplier	Purpose	Balance (£)
WAREHOUSE & LOGISTICS
E001-C S Ellis (Group) Ltd	Warehouse	115,652
P070-Parcel Force Worldwide	Courier	1,572
R025-ROYAL MAIL	Postage	7,539
S133-Secure Mail Services Ltd	Direct parcel delivery	17,783
W001-WEST QUAY LTD (ROYLINE)	Warehouse	98,799

PRODUCT
E030-ETS Praha	Lowke	30,341
M080-Motorat part of SC Communications AB		36,353

SALES AGENTS, COLLECTOR CLUBS & CONSUMER SERVICES
D007-Diecast Solutions	Sales Agent	12,182
D008-Julie Dorman	Sales Agent	1,382
H001-Hallmark Consumer Services	Collector Club	6,935
K013-Kingfisher Agencies	Sales Agent	4,378
K014-KRISTALL PRODUCTIONS	for Collector Club	120
Q004-Questar Communications	Collector Club	39,058
S005-MRS SUSAN POWNALL	Collector Club	0

DESIGN & DEVELOPMENT
A009-ARTWORKS	Sub Contractor	63,320
A034-Fusion	Sub Contractor	13,872
F003-Fidus Enterprises Ltd	D & D Forward March	1,998
H072-Humdinger Productions Ltd	Sub Contractor	1,293
L009-John Lakey	Vanguards research & writi	590
M016-MPiD Design Ltd	Sub Contractor	14,989

MARKETING & DIRECT
A002-ATL Associates	Collector magazine	3,729
B023-Anthony Wallace	Direct Copywriter	4,465
C125-Cuban Ltd	Mailing — Direct	27,663
C129-Crecy publishing Ltd	Forward March Medals	2,250
G010-GI Insight	Direct Data Analyst	3,496
G043-Greenshires Group	Posters	1,293
H018-HAYMARKET PUBLISHING SERVICES	Research Photographs Van	118
I021-IPC Media Ltd	Model Collector Advert	1,135
K017-KEY PUBLISHING LIMITED	Fly Past Aviation Advert	940
M020-RBS Invoice Finance	Mediatech	21,544
P018-Phoenix Colour Plc	Collector Leaflets	2,725
R060-RS Print	Price List Printer	1,036
S131-Pindar Graphcs	Website	758
T073-TradeDoubler	Website banner	1,538
W003-Warners Midlands Plc	Collector Club Mag Printer	1,819
W006-Ware Anthony Rust	Media Contract PR	6,456

Supplier	Purpose	Balance (£)
LICENSES
B007-Born Free Foundation	Landrover Livery	812
B096-Bell Helicoptor Textron Inc	Aviation	4,822
B097-BMW AG	Vangurads	18,420
B104-Boeing Business Services	Aviation	11,666
B105-The Beanstalk Group uk Ltd	Ford, Jaguar, Landrover	2,959
C131-Curtiss Wright Corp	Aviation	1,526
D001-Daimler Chrysler	Vanguards	17,515
D070-Accounting Officer Ministry Of Defence	Aviation	294
E006-Equity Management Inc.	Buick, Chevrolet, Dr Pepper	16,568
E029-Eddie Stobart Limited	Eddie Stobbart	1,186
Schedule 6 — Part 1
(UK Total Payments)

G041-Greyhound Lines Inc	US Buses	112
G053-General Motors	Vanguards	1,075
K032-Kelloggs Marketing & Sales Comp Ltd	2005 Q4 Royalties	255
L086-Licensing Management International	Heritage, Mini, Triumph	0
M128-Metropolitan Police	Vanguards	4,480
N017-NMSI Trading Ltd	Museum	939
N047-Northgrop Grumman Systems Corporation	Avaition	265
Q002-Quantas	Aviation	4,638
R003-Richard Walker	Forward March	3,126
R007-The Red Arrows Trustees Ltd	Aviation	154
R078-Royal Mail	Post Office	6,930
Renault	Invoice in query for royalties	22,600
T070-Transport Trading Ltd	Buses / Taxis	4,906
V016-Volkswagen	VW	639
V017-Volvo	Volvo	32,329

IT & TELCOM
L011-Lawrence Tilley	Web developer	5,220
		712,552

Schedule 6 — Part 2
(HK Day 1 Payments)
Corgi International Limited (Sourcing Office)
Vendor status report
FY 2009
17-Apr-08

	Total
	outstanding	Day 1	Day 1
Vendor	HK$	HK $	US$
Zindart	10,592,208.74	10,592,208.74	750,000.00
EML	7,583,640.60	7,583,640.60
Sunny	2,719,450.00	2,719,450.00
Justwide	2,210,912.52	2,210,912.52
Ever Glorious	1,862,408.50	1,862,408.50
Master Mould	1,276,619.50	1,276,619.50
Renown	1,192,540.58	1,192,540.58
Hobby Master	285,057.20
M-Tech	153,491.00
Sanda Kan	64,824.00	64,824.00
Total	27,941,152.64	27,502,604.44	750,000.00

	27,502,604.44	750,000.00
Exchange rate	15.3390	1.9680

GBP	1,792,985.49	381,097.56

GBP total	2,174,083.05

Schedule 6 — Part 2
(UK Day 1 Payments)

Supplier	Purpose	Balance (£)
WAREHOUSE & LOGISTICS
E001-C S Ellis (Group) Ltd	Warehouse	115,652
W001-WEST QUAY LTD (ROYLINE)	Warehouse	98,799

PRODUCT
E030-ETS Praha	Lowke	30,341

SALES AGENTS, COLLECTOR CLUBS & CONSUMER SERVICES
D007-Diecast Solutions	Sales Agent	12,182
D008-Julie Dorman	Sales Agent	1,382
K013-Kingfisher Agencies	Sales Agent	4,378
Q004-Questar Communications	Collector Club	39,058
S005-MRS SUSAN POWNALL	Collector Club	0

DESIGN & DEVELOPMENT
A009-ARTWORKS	Sub Contractor	63,320
A034-Fusion	Sub Contractor	13,872
H072-Humdinger Productions Ltd	Sub Contractor	1,293
L009-John Lakey	Vanguards research & writi	590
M016-MPiD Design Ltd	Sub Contractor	14,989

MARKETING & DIRECT
A002-ATL Associates	Collector magazine	3,729
B023-Anthony Wallace		4,465
C125-Cuban Ltd	Mailing — Direct	27,663
M020-RBS Invoice Finance	Mediatech	21,544

LICENSES
B097-BMW AG		18,420
B104-Boeing Business Services		11,666
B105-The Beanstalk Group uk Ltd	Ford, Jaguar, Landrover	2,959
D001-Daimler Chrysler		17,515
E029-Eddie Stobart Limited	Eddie Stobbart	1,186
M128-Metropolitan Police		4,480
T070-Transport Trading Ltd		4,906
Renault	Invoice in query for royalties	22,600

IT & TELCOM
L011-Lawrence Tilley	Website	5,220
		542,207

Schedule 7 : Trade Marks
Schedule 7
Trade Marks

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
Argentina	CORGI		Class 28	1961799	14-Feb-1995	2093968	22-Jun-2016

Australia	CORGI		Class 28	125552	13-Sep-1955	125552	13-Sep-2017 — awaiting renewal certificate

Australia	CORG1 & Device (Version 1)		Class 28	189101	24-Jul-1964	189101	24-Jul-2009

Australia	DAYS GONE		Class 28	388986	22-Mar-1983	388986	22-Mar-2014

Austria	CORGI		Class 28	63863	11-Mar-1963	50585	31-Jul-2013 — no certificate of renewal

Austria	CORGI & device (Version 1)		Class 28	163364	20-Jul-1964	53670	30-Nov-2014

Benelux	CORGI		Class 28	688210	31-Oct-1986	424012	31-Oct-2016

Brazil	CORGI		Class 28	811628035	07-Oct-1984	811628035	06-Nov-2010

Canada	CORGI		Class 28	233146	07-Nov-1955	TMA105123	30-Nov-2016

Canada	CORGI & Device (Version 1)		Class 28	292337	05-Oct-1965	TMA146974	09-Sep-2011

Canada	DAYS GONE		Class 28	595331	12-Nov-1987	TMA352839	10-Mar-2019

China	CORGI		Class 28	36672	07-Oct-1987	322705	29-Aug-2008 — no certificate of renewal	£1,000

Community Trade Mark	CORGI		Classes 28 and 41	4306486	23-Feb-2005	4306486	23-Feb-2015

Community Trade Mark	CORGI & Device (Version 4)		Classes 28 and 41	4306478	23-Feb-2005	4306478	23-Feb -2015

Community Trade Mark	CORGI Warbirds Logo		Classes 16, 28 and 41	5467568	02-Nov-2006	5467568	02-Nov-2016	£1,400

Community Trade Mark	CORGI WHEELZ		Classes 16, 28 and 41	5051636	12-Apr-2006	5051636	12/04/2016 Registered cert rec’d 06.08.07 - date of filing 12.04.06 renew 12.04.16

Community Trade Mark	DAYS GONE		Classes 16, 28 and 41	1809870	15-Aug-2000	1809870	15-Aug-2010

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
Community Trade Mark	Making The Great Small		Classes 16, 28 and 41	6314173	19-Sep-2007		Pending

Community Trade Mark	METTOY		Classes 16, 28 and 41	5051561	12-Apr-2006	5051561	12-Apr-2016

Community Trade Mark	PREDATORS		Class 28	5322656	04-Sep-2006	5322656	04-Sep-2016

Community Trade Mark	SIGHTS & SOUNDS Logo		Classes 16, 28 and 41	4860797	19-Jan-2006	4860797	19-Jan-2016

Community Trade Mark	SKIRMISH		Classes 16, 28 and 41	5497995	15-Nov-2006	5497995	Application abandoned - 15-Jun-2007

Community Trade Mark	The AVIATION ARCHIVE & Device (Version 1)		Class 28	1098896	09-Mar-1999	1098896	09-Mar-2009	£2,000

Community Trade Mark	The Connoisseurs COLLECTION CORGI Logo		Classes 16, 28 and 41	5465811	02-Nov-2006	5465811	Application abandoned - 24-Jul-2007

Community Trade Mark	THE ORIGINAL OMNIBUS COMPANY Logo		Class 28	627539	05-Sep-1997	627539	05-Sep-2017

Community Trade Mark	VANGUARDS		Classes 28 and 41	1809847	15-Aug-2000	1809847	15-Aug-2010

Denmark	CORGI		Class 28	16031976	29-Mar-1976	38001976	12-Nov-2016

Denmark	CORGI & Device (Version 1)		Class 28	25891964	01-Aug-1964	5611965	20-Feb-2015

Egypt	CORGI		Class 28	74870	24-Jul-1989	74870	23-Jul-2009 - no renewal certificate

Finland	CORGI		Class 28	324193	21-Jul-1993	134904	05-Dec-2014

France	COLLECTION HERITAGE		Class 28	13126949	19-Oct-2001	13126949	10-Oct-2011

France	CORGI		Class 28	247165	02-Nov-1990	1668023	01-Nov-2010

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
France	DAYS GONE		Class 28	659681	29-Mar-1983	1231737	29-Mar-2013

Germany	CORGI		Class 28	10436	03-Nov-1955	696369	30-Nov-2015

Germany	CORGI & Device (Version 1)		Class 28	23094	28-Jul-1964	807972	28-Jul-2014

Germany	DAYS GONE		Class 28	3314828	25-Jan-1990	1168666	26-Jan-2010

Greece	CORGI		Class 28	86890	01-Oct-1987	86890	01-Oct-2017

Hong Kong	CORGI		Class 28	19630808	26-Mar-1963	19630808	26-Mar-2012

Hong Kong	CORGI & Device (Version 1)		Class 28	19650752	26-Sep-1964	19650752	28-Sep-2013

India	CORGI		Class 28	504376	25-Jan-1989	504378	25-Jan-2010

Ireland	CORGI		Class 28	58086	13-Sep-1955	58086	13-Sep-2017 - awaiting renewal certificate

Ireland	CORGI & Device (Version 1)		Class 28	67287	20-Jul-1964	67287	20-Jul-2009 — awaiting renewal Certificate

Israel	CORGI		Class 28	88243	25-Jul-1993	88243	25-Jul-2014

Italy	CORGI		Class 28	20621C/75	10-Dec-1975	719050	10-Dec-2015

Japan	CORGI		Class 28	7646093	20-Jul-1993	3229699	29-Nov-2016

Kuwait	CORGI		Class 28	11806	13-Jan-1980	10891	13-Jan-2010

Malaysia	CORGI & Device (Version 2)		Class 28	9721803	19-Dec-1997	9721803	19-Dec-2017 - awaiting renewal certificate

Mexico	CORGI		Classes 9, 12, 16, 18, 20, 22 and 28	32089	05-Oct-1987	349601	05-Oct-2012

New Zealand	CORGI		Class 28	72985	08-Apr-1963	72985	08-Apr-2012

New Zealand	CORGI & Device Version 1)		Class 28	76339	21-Jul-1964	76339	21-Jul-2013

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
Norway	CORGI		Class 28	78882	11-Mar-1963	62317	15-Aug-2013

Pakistan	CORGI		Class 28	102335	22-Apr-1989	102335	22-Apr-2011

Portugal	CORGI		Class 28	293709	30-Jul-1993	293709	08-Aug-2010

Serbia	CORGI & Device (Version 1)		Class 28	Z-1178/77	25-May-1989	29980	25-May-2007 - lapsed

Singapore	CORGI & Device (Version 2)		Class 28	1225797	02-Oct-1997	9712257	02-Oct-2017 - Awaiting renewal certificate

South Africa	CORGI		Class 28	63/0846	11-Mar-1963	63/0846	11-Mar-2017

South Africa	CORGI & Device (Version 1)		Class 28	64/3669	21-Sep-1964	64/3669	21-Sep-2014

Spain	CORGI & Device (Version 3)		Class 28	2085364	09-Apr-1997	2085364	09-Apr-2017

Sri Lanka	CORGI		Class 28	57017	03-Mar-1989	57017	03-Mar-2009 - no certificate

Sweden	CORGI		Class 28	79318	29-Oct-1955	79318	25-Nov-2015 - no certificate

Sweden	CORGI & Device (Version 1)		Class 28	196402008	22-Jul-1964	113788	27-Aug-2015

Switzerland	CORGI		Class 28	324138	21-Feb-1983	324138	21-Feb-2013 - no certificate

Switzerland	CORGI & Device (Version 1)		Classes 25 and 28	40051984	20-Jul-1984	336579	20-Jul-2014

Taiwan	CORGI		Class 28	75010464	11-Mar-1986	342346	15-Oct-2016

Thailand	CORGI &Device (Version 1)		Class 28	352623	16-Jan-1998	352623	15-Jan-2008 - 14.01.08 not being renewed as mark for style not being use. Registration allowed to lapse

United Kingdom	BASSETT-LOWKE Logo		Class 28	2110059	12-Sep-1996	2110059	12-Sep-2016

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
United Kingdom	CAMEO		Class 28	1578504	15-Jul-1994	1578504	15-Jul-2011

United Kingdom	COLLECTOR HEAVEN		Class 28	B1582518	23-Aug-1994	B1582518	23-Aug-2011

United Kingdom	CORGI		Class 28	1578432	15-Jul-1994	1578432	15-Jul-2011

United Kingdom	CORGI & Device (Version 1)		Class 28	1578436	15-Jul-1994	1578436	15-Jul-2011

United Kingdom	CORGI CLASSIC		Class 28	1578428	15-Jul-1994	1578428	15-Jul-2011

United Kingdom	CORGI CLASSICS & Device		Class 28	1579477	25-Jul-1994	1579477	25-Jul-2011

United Kingdom	CORGI Dog Device		Class 28	1578506	15-Jul-1994	1578506	15-Jul-2011

United Kingdom	CORGI JUNIOR TWIN		Class 28	1578442	15-Jul-1994	1578442	15-Jul-2011

United Kingdom	CORGI MODELS CORGI MODELS & Device		Class 28	1578430	15-Jul-1994	1578430	15-Jul-2011

United Kingdom	CORGI SUPER		Class 28	1578438	15-Jul-1994	1578438	15-Jul-2011

United Kingdom	CORGI SUPERHAULERS		Class 28	2200263	15-Jun-1999	2200263	15-Jun-2009

United Kingdom	CORGITRONIC		Class 28	1578445	15-Jul-1994	1578445	15-Jul-2011

United Kingdom	DAYS GONE		Class 28	B1192136	15-Mar-1983	B1192136	15-Mar-2014

United Kingdom	DAYS GONE		Class 28	1408315	18-Dec-l989	1408315	18-Dec-2016

United Kingdom	GOLDEN OLDIES		Class 28	2053286	22-Jan-1996	2053286	22-Jan-2016

United Kingdom	HUSKIES		Class 28	1578446	15-Jul-1994	1578446	15-Jul-2011

United Kingdom	HUSKY		Class 28	1578447	15-Jul-1994	1578447	15-Jul-2011

United Kingdom	HUSKY models & Device		Class 28	1578448	15-Jul-1984	1578448	15-Jul-2011

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
United Kingdom	ICON Device		Class 28	2167794	28-May-1998	2167794	07.02.08 - mark not be renewed - email sent to Lisa King, Barker Brettell. N.B. This Mark can be renewed until 28 May 2008

United Kingdom	LLEDO		Class 28	1310984	22-May-1987	1310984	07.02.08 renewal request made to Barker Brettell - Renewal instructions not yet sent to the UK IPO. Deadline for renewal is 22-May-2008

United Kingdom	LLEDO Logo		Class 28	1310985	22-May-1987	1310985	07.02.08 renewal request made to Barker Brettell - Renewal instructions not yet sent to the UK IPO - Deadline for renewal is 22-May-2008

United Kingdom	LOWKO & Device		Class 28	2107153	08-Aug-1996	2107153	08-Aug-2016

United Kingdom	MEMORY LANE		Class 28	B1516770	26-Oct-1992	B1516770	26-Oct-2009

United Kingdom	METTOY		Class 28	2069778	24-Apr-1996	2069778	24-Apr-2016

United Kingdom	MILESTONES		Class 28	2055376	02-Feb-1996	2055376	02-Feb-2016

United Kingdom	MOTORING MEMORIES		Class 28	2102985	17-Jun-1996	2102985	17-Jun-2016

United Kingdom	PROMOTORS		Class 28	1533462	21-Apr-1993	1533462	21-Apr-2010

United Kingdom	TECH TRONIC / TEC		Class 28	2289077	28-Dec-2001	2289077	28-Dec-2011
	TRONIC / TECHTRONIC / TECTRONIC (Series of 4)

United Kingdom	The AVIATION ARCHIVE & Device (Version 1) (Series of 2)		Class 28	2160765	12-Mar-1998	2160765	12-Mar-2018

United Kingdom	VANGUARDS		Class 28	1515030	06-Oct-1992	1515030	06-Oct-2009

United States Of America	Basseett Lowke		Class 28	78669699	13-Jul-2005	3106834	20-Jun-2011

United States Of America	CORGI		Class 28	71698627	21-Nov-1955	641340	12-Feb-2017

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
United States Of America	CORGI & Device (Version 2)		Class 28	72/203416	06-Oct-1964	806319	29-Mar-2016

United States Of America	CORGI & Device (Version 4)		Classes 28 and 41	78698614	23-Aug-2005	3238983	06-May-2017, affidavit of use due 08-May-2013

United States Of America	CORGI WHEELZ		Class 28	78588350	16-Mar-2005	3102293	06-Jun-2011

United States Of America	DAYS GONE		Class 28	73441611	29-Aug-1983	1314803	15-Jan-2015

United States Of America	FIREBASE’NAM		Class 28	76/213566	21-Feb-2001	2595864	16-Jul-2012. To be abandoned on renewal - 24.07.07

United States Of America	FORGOTTEN HEROES		Class 28	76/213565	21-Feb-2001	2626388	24/09/2012- Affidavit of use due 24-Sep-2008

United States Of America	FORWARD MARCH	—	Class 28	78585266	11-Mar-2005	3095244	23-May-2011

United States Of America	HEROES UNDER FIRE		Class 28	76/213563	21-Feb-2001	2595883	16/07/2012 -Affidavit of use due 16-Jul-2008 - Currently awaiting specimens of use from Corgi Classics Limited

United Stales Of America	SIGHTS & SOUNDS		Class 28	78831331	7-Mar-2006		SOU accepted 26-3-8

United States Of America	TACTICAL STRIKE		Class 28	78/258673	05-Jun-2003	2902554	09-Nov-2014 - Affidavit of use due 09-Nov-2010
	FOR INFORMATION PURPOSES ONLY]

United States Of America	THE AVIATION ARCHIVE & Device (Version 2)		Class 28	75/670991	30-Mar-1999	2397162	24-Oct-2010

United States Of America	UNSUNG HEROES		Class 28	76/089106	14-Jul-2000	2499159	16/10/2011 - mark will be allowed to lapse on renewal (15.08.07)

Corgi Classics Limited — Trade Mark Applications

Country	Mark	Device	Class(es)	Appl’n No.	Filed	Registration No.	Status	Approx. Costs
United States Of America	VANGUARDS		Class 28	74332379	18-Nov-1992	1872612	10-Jan-2015

Venezuela	CORGI & Device (Version 1)		Class 28	1968005136	01-Jan-1968	61631	10-Nov-2010

Vietnam	CORGI & Device (Version 1)		Class 28	36614	01-Dec-1997	30488	07.08.07 - to lapse on renewal -1 Dec 07. This Registration has now lapsed

Schedule 8 : Warranties
Schedule 8
Warranties
Part 1
Corporate Matters
1	Business Records

So far as the Sellers are aware the Business Records have been properly and accurately kept in the period from the date 15 months before the date of this Agreement.

2	Possession of documents

All deeds, agreements and other documents relating to the Assets or the Business to which either Sellers are a party or is entitled to enforce are in the possession of either Sellers and have been registered with any applicable authority with which such documents are registerable under any applicable law.

3	Investigations

So far as the Sellers are aware, no investigations or enquiries, by or on behalf of, a governmental or other body in respect of any aspect of the Business are taking place or pending.

4	Information disclosed to the Buyer

The Sellers have used all reasonable care in the preparation of the information comprised in Schedule 3, Schedule 5, the Agreed Form Appendix 2 to this Agreement and the Agreed Form Appendix 4 to this Agreement.
Part 2
Finance
1	Liabilities of the Sellers

All the liabilities of the Sellers that are material to the Business are set out in Schedule 6.

2	Borrowings

The Sellers have not received notice (whether formal or informal) from a lender of money, requiring repayment or intimating the enforcement of a security which it may hold over any of the Assets and so far as the Sellers are aware there is nothing likely to give rise to a notice.

Schedule 8 : Warranties
Part 3
Trading
1	Effect of sale of the Business

(a)	So far as the Sellers are actually aware (having made no enquiries), after Completion (whether by reason of an existing agreement or otherwise) or as a result of the acquisition of the Business by the Buyer):
(i)	no supplier of the Business will cease supplying it or may substantially reduce its levels of supplies to it;

(ii)	no customer of the Business will substantially reduce its existing level of business with the Business.
(b)	Compliance with the terms of this Agreement does not and will not:
(i)	result in the creation, imposition, crystallisation or enforcement of an encumbrance on assets of the Business or the Sellers;

(ii)	result in the indebtedness of the Sellers or the Business becoming due and payable, or capable of being declared due and payable, prior to its stated maturity.
2	Agency agreements and agreements restricting the Business

(a)	In respect of the Business, the Sellers are not a party to an agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or a restrictive agreement or arrangement which restricts its freedom to carry on the Business or to use or exploit the Assets.

3	Litigation disputes and winding up

(a)	The Sellers are not engaged in litigation or arbitration, proceedings as plaintiff or defendant in relation to the Business; so far as the Sellers are aware there are no proceedings pending or threatened, either by or against the Sellers affecting the Business; and so far as the Sellers are aware there is nothing which is likely to give rise to litigation or arbitration.

(b)	No order has been made, petition presented or resolution passed for the winding up of the Sellers; the Sellers are not the subject of an application to court for an administration order, a notice of appointment of an administrator, a notice of intention to appoint an administrator or has an administrator been appointed over it; no distress, execution or other process has been levied in respect of the Sellers which remains undischarged; and there is no unfulfilled or unsatisfied judgement or court order outstanding against the Sellers; the Sellers are not subject to any analogous actions or proceedings in the United States or Hong Kong.

(c)	The Sellers are it insolvent or unable to pay its debts as and when they fall due within the meaning of section 123 Insolvency Act 1986 (but omitting any requirement to prove anything to the satisfaction of the court).

4	Compliance with statutes

(a)	So far as the Sellers are aware, neither the Sellers, nor any Employee, has committed or omitted to do anything in respect of the Business, the commission or omission of which is in contravention of an act, order or regulation having the

Schedule 8 : Warranties
force of law giving rise to a penalty, default proceedings or other liability on the Sellers.

(b)	So far as the Sellers are aware, it has conducted and is conducting the Business in accordance with all applicable laws and regulations.

(c)	So far as the Sellers are aware, it has never, in respect of the Business, carried on any activity or done anything which is regulated by the Financial Services and Markets Act 2000 or any predecessor legislation or has otherwise contravened any of the provisions of such Act or of any predecessor legislation or has done anything which amounts to market abuse for the purposes of Part VIII of such Act.

5	Defaults under agreements

(a)	The Sellers are not (other than in respect of breaches or defaults arising as a result of non-payment or late payment of individual amounts of £1,000 or less):
(i)	in material default under any of the Business Contracts or in respect of other obligations or restrictions binding upon it in relation to the Business; or

(ii)	so far as the Sellers are aware, liable for a material breach of a representation or warranty (whether express or implied) relating to the Business.
(b)	No threat or claim of default by the Sellers under the Business Contracts has been made and is outstanding other than in respect of defaults arising as a result of the non-payment or late payment of individual amounts of £1,000 or less.

(c)	As at the date of this Agreement, save to the extent set out in Schedule 6, there are no amounts outstanding pursuant to Business Contracts by the Sellers.

6	Other party’s defaults

So far as the Sellers are aware, no party to a Business Contract is in default under it, being a default which is material in the context of the Business.
Part 4
Employees
7	Employees and terms of employment

(a)	The Particulars of Employment are true, complete and accurate in all respects.

(b)	The Disclosure Letter contains all material details of all private medical insurance (including private medical insurance family cover), permanent health insurance and critical illness and life assurance of the Sellers held since the 31 March 2008.

(c)	There are no agreements or arrangements between the Sellers or the Business and a trade union or other body representing the Employees.

(d)	There are no part time Employees. For the purposes of this warranty a “part-time” Employee means an Employee who is contracted to work for fewer than 33 hours in a week.

Schedule 8 : Warranties
8	Bonus schemes

There are no schemes in operation entitling an Employee to a commission or remuneration calculated by reference to the turnover or profits of the Business or the Sellers or part of the Business.

9	Changes in remuneration

(a)	During the period since the Accounts Date or, where employment or holding of office began after the Accounts Date, since the start of the employment or holding of office:
(i)	no change has been made to the rate of remuneration, emoluments or pension benefits of an Employee; and

(ii)	no material change has been made in the other terms of employment of an Employee.
(b)	The Sellers are not obliged or accustomed to pay anything, other than in respect of remuneration or pension benefits, to or for the benefit of an Employee other than already disclosed.

(c)	There are no negotiations for an increase in the remuneration or benefits of an Employee which are current or pending and none are likely to begin within six months after the Transfer Date other than as already disclosed.

10	Termination of contracts of employment

(a)	The contracts of service to which the Business or the Sellers are a party are determinable at any time on three months’ notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

(b)	No Employee:
(i)	has been given notice terminating his or her employment and the Sellers has not received notice of termination of employment from an Employee; or

(ii)	is entitled to leave his employment prematurely without giving the requisite period of notice pursuant to their contract of employment as a result of the sale of the Business, save in relation to a termination pursuant to regulation 4(7), 4(9) or 4(11) of the Regulations.
11	Claims and liabilities

(a)	The Sellers are not aware of any outstanding claim by an Employee or any trade union and no disputes have during the preceding three years arisen between the Sellers and any material number or category of Employees or any trade union and there are no present circumstances which are likely to give rise to any such dispute or claim.

(b)	Since the Accounts Date:
(i)	no liability to pay compensation of any kind or any payment of any kind other than as already disclosed, to any person who is or has been a director or other employee has been incurred by the Seller, whether under the Employment Legislation or otherwise howsoever; and

Schedule 8 : Warranties
(ii)	no gratuitous payment has been made or promised by the Sellers in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee nor will any such payment be made or promised prior to the Transfer Date.
12	Compliance

(a)	The Sellers have in relation to each of the Employees complied with:
(i)	so far as the Sellers are aware, all obligations imposed on it by all statutes and regulations relating to or affecting the employment of the Employees;

(ii)	all collective agreements, recognition agreements and customs and practices for the time being dealing with such relations or the conditions of service of the Employees; and

(iii)	all relevant orders, awards and recommendations made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service or otherwise in relation to the Employees.
13	Share option schemes, etc

None of the following are in existence and there are no proposals for any of the following:

(a)	profit sharing schemes;

(b)	share option schemes;

(c)	“phantom” share option schemes;

(d)	profit related pay schemes;

(e)	in relation to the Employees, employee share ownership trusts under the Finance Act 1989; and

(f)	employee benefit trusts.
Part 5
Pensions
14	Apart from the Sellers’ Pension Scheme the Sellers are not under any legal obligation or a party to an ex-gratia arrangement, to provide Relevant Benefits to or for any Employee or any spouse, civil partner, widow, widower, surviving civil partner, child, step-child, dependant of any of them or any other person entitled to claim by or through an Employee; and there are no retirement, pension, death or disability benefit schemes or arrangements in relation to which the Sellers contributes. No proposal has been announced or promise made to establish any schemes, arrangements or practices for the provision of such benefits.

15	In respect of each of the Sellers’ Pension Schemes, the Sellers have supplied the Buyer or its advisers with all material particulars to the extent that these relate to any obligations and liabilities under the Sellers’ Pension Schemes in respect of the Employees. These are materially accurate and complete and not misleading in any material respect.

Schedule 8 : Warranties
16	The Sellers’ Pension Scheme is registered under the Finance Act 2004, and the Sellers are not aware of any matter that might cause HM Revenue & Customs to withdraw such registration.

17	All contributions which have become due and payable to the Sellers’ Pension Schemes in respect of any Employee have been duly made in accordance with statutory and regulatory requirements. Any contributions that relate to pensionable service up to the Transfer Date that have not been paid into the Sellers’ Pension Schemes will be apportioned as at the Transfer Date and the relevant portion will be paid by the Sellers to the Sellers’ Pension Scheme.

18	So far as the Sellers are aware, there are no disputes or claims in relation to the Sellers’ Pension Scheme by or in respect of any Employee which remains outstanding (other than routine claims for benefits and enquiries).
Part 6
Assets
1	Ownership of Assets

(a)	The Sellers owns and has good and marketable title to all the Assets.

(b)	The Sellers have not created or granted or agreed to create or grant any Encumbrance over any of the Assets or acquired or agreed to be acquired since the Accounts Date, save (in the case of the Stock only) in the normal course of trade of the Business.

(c)	None of the Assets is subject to any bill of sale, hire-purchase, conditional sale, credit-sale, leasing or other agreement for payment on deferred terms or any agreement or commitment to grant or enter into any of the foregoing.

2	Retention of title

The Sellers do not hold any Asset which it purchased on terms that property does not pass until full payment is made or all indebtedness discharged.

3	Intellectual Property Rights

(a)	In this paragraph 3 (Intellectual Property Rights ):

“Inward IPR Licences” means licences granted to any member of the Sellers’ Group by a third party for use of Intellectual Property Rights.

“Outward IPR Licences” means licences granted any member of the Sellers’ Group to a third party for use of Intellectual Property Rights.

“Registered IPR” means the Business IPR which has been registered or for which application for registration has been made.

(b)	The Disclosure Letter lists particulars of all Registered IPR.

(c)	Corgi Classics Limited is the sole legal and beneficial owner of the trade mark applications and registrations listed in the Agreed Form Appendix 4 to this Agreement, and the Sellers between them own all the legal and beneficial title to the other Business IPR, except for the Business IPR used under licence under

Schedule 8 : Warranties
Inward IPR Licences. There are no Outward IPR Licences and there are no other Encumbrances affecting any Business IPR or restricting its use.

(d)	So far as the members of the Sellers’ Group are aware, the operation of the Business by the Sellers’ Group has not infringed and does not currently infringe the Intellectual Property Rights of another person, and there have been no actions, claims, threats or allegations against any member of the Sellers’ Group in respect of infringement of any third party’s Intellectual Property Rights by the operation of the Business.

(e)	Save as set out in the Disclosure Letter, there have been no actions, claims or allegations by any member of the Sellers’ Group against any third party alleging infringement of any Business IPR and so far as the Sellers are aware there are and there have been no facts, matters or circumstances which indicate any such infringement.

(f)	The operation of the Business as conducted in the 12 months prior to this agreement does not require the use of any confidential information of any member of the Sellers’ Group or any third party.

(g)	No member of the Sellers’ Group has permitted or acquiesced to the use of any of the Business IPR by any third party other than under an Outward IPR Licence.

(h)	In relation to the Registered IPR:
(i)	all relevant registrations and applications are in the name of Corgi Classics Limited;

(ii)	So far as the members of the Sellers’ Group are aware, nothing has been done or omitted to be done by which any person may be able to seek cancellation or rectification or any other modification of any registration of any Registered IPR;

(iii)	all fees have been paid in connection with all applications for registration, and registrations and renewals of, Registered IPR;

(iv)	no outstanding opposition to any current applications has been filed and, so far as the members of the Sellers’ Group are aware, there are no facts, matters or circumstances which would indicate or suggest that any opposition is likely to be made.
4	Data protection

(a)	So far as the Sellers are aware, the Sellers are substantially compliant with all applicable data protection laws and have taken all reasonable steps to achieve compliance with the Data Protection Act 1998.

(b)	No individual has claimed, and no grounds exist for any individual to claim compensation from the Sellers under the applicable data protection legislation for loss or unauthorised disclosure of data or for any contravention of any of the requirements of the Data Protection Act 1998.

(c)	The Sellers have not received a notice or allegation from either the Information Commissioner or a data subject alleging non-compliance with the data protection legislation.

Schedule 9 : Taxation Warranties
Schedule 9
Taxation Warranties
1	Tax returns, disputes, records and claims

(a)	All claims, returns, notifications, reports and computations which have become due and any other information submitted to any Tax Authority have been prepared on a basis which is proper, materially accurate and in accordance with all applicable legal requirements, including as to time limits.

(b)	There is no dispute or disagreement outstanding nor is any contemplated by the Sellers at the date of this Agreement with any Tax Authority regarding the proper method of computing the profits of the Business (or any part of it) as carried on by the Sellers for Tax purposes or the proper treatment for VAT purposes of any supplies of goods or services made (or treated as made) in the course of the Business as carried on by the Sellers and there are no circumstances which would make it reasonably likely that any such dispute or agreement will arise.

(c)	The Sellers have duly deducted all amounts which it has been obliged to deduct under the PAYE System and the NIC System and has duly accounted for all such amounts and in particular, but without prejudice to the foregoing has made all such deductions as required from all payments made, or treated as made, to its Employees or former employees (including persons treated as receiving emoluments of office or employment), and has duly accounted to the relevant Tax Authority for all amounts required to be deducted from all payments to and benefits provided for, all such persons and has complied in all other material respects with the PAYE system and the NIC system.

(d)	All customs and excise duties in respect of any of the Assets for which the Sellers are or have been liable have been paid in full and none of the Assets is liable to confiscation or forfeiture by virtue of non-payment or under-payment of any customs duty or excise duty or any failure to comply with any legislation or regulation relating to any such duty.

2	Tax Authorities

(a)	The United Kingdom is the only country whose Tax Authorities seek to charge tax on the profits or gains of the UK Seller in respect of the UK Business and the UK Seller has never paid or been liable to pay Tax on income profits or gains in respect of the UK Business to any Tax Authority in any other country.

(b)	The Tax Authorities of the UK have not sought to charge Tax on the profits or gains of any of the Sellers except for the UK Seller.

3	Stamp duties

(a)	All documents which are material to the right, title or interest of the Sellers to the Assets and to which the Sellers are a party have been duly stamped within the requisite period for stamping.

4	Value added tax

(a)	The UK Seller is duly registered in the United Kingdom for the purposes of VAT and has never been part of a group for VAT purposes.

Schedule 9 : Taxation Warranties
(b)	None of the Sellers except for the UK Seller is registered or liable to be registered in the UK for the purposes of VAT.

(c)	The Sellers have complied in all material respects with the statutory requirements, orders, provisions, directions and conditions relating to VAT, and maintains substantially complete, correct and up-to-date records for the purposes of the relevant legislation.

(d)	None of the Assets fall within the provisions of Part XV VAT Regulations.

(e)	The Sellers have not been required by HMRC to give security for the purposes of VAT.

5	Inheritance tax

(a)	No HMRC charge for unpaid inheritance tax (as provided by sections 237 and 238 Inheritance Tax Act 1984 or any equivalent legislation under the laws of any other country) is outstanding over any of the Assets.

(b)	No circumstances exist whereby a power mentioned in section 212 Inheritance Tax Act 1984 or under any equivalent provision under the laws of any other country could be exercised in relation to any of the Assets.

6	Capital allowances

(a)	None of the Assets which is or which includes items of machinery or plant which are the subject of the sale pursuant to this Agreement has been the subject of a sale and finance leaseback within the meaning of section 221 Capital Allowances Act 2001 prior to the date of this Agreement.

(b)	The Disclosure Letter contains particulars of each of the Assets in respect of which industrial buildings allowances within Part 3 Capital Allowances Act 2001 have been claimed.

Schedule 10 : Sellers’ Protection Provisions
Schedule 10
Sellers’ Protection Provisions
1	Definitions

In addition to the definitions in Clause 1 (Definitions and interpretation), in this Schedule the following definitions apply:

“Expiry Date” means in relation to a Warranty Claim the date which is 18 months from the date of this Agreement and, in relation to a Tax Claim, means the date which is three years form the date of this Agreement.

“Claim” means a Tax Claim or a Warranty Claim.

“Tax Claim” means a claim by the Buyer under the Clause 12.1 in relation to the Tax Warranties Schedule 9

“Warranty Claim” means a claim by the Buyer under Clause 12.1 in relation to the Warranties in Schedule 8.

2	Introduction

Nothing in this Schedule limits the liability of the Sellers in the case of fraud or wilful or dishonest concealment or non-disclosure by it.

3	Threshold for Warranty Claims

The Sellers shall not be liable in respect of Claims unless the aggregate amount claimed together exceeds £10,000, in which case the Sellers shall be liable for the whole amount and not merely the excess over £10,000.

4	Ceiling on Warranty Claims

(a)	The aggregate liability of the Sellers to make payment to the Buyer in respect of Claims (other than in respect of fines, penalties, surcharges or interest relating to Warranty Claims) shall not exceed an amount equal to 50 per cent of the Consideration.

5	Time limits

(a)	Subject to paragraph 5(c) proceedings in relation to a Claim shall not be brought against the Sellers unless written notice of the Claim (as appropriate) is given to the Sellers before the Expiry Date.

(b)	Subject to paragraph 5(c) if a Claim has not been resolved on or before 6 months from the date of written notice of the Claim in accordance with paragraph 5(a) and the Buyer has not by then issued and served legal proceedings in respect of the Claim, the Claim shall be deemed withdrawn by the Buyer.

(c)	The provisions of paragraph 5(a) and paragraph 5(b) do not apply in respect of Claims to the extent that delay in recovery or process is the consequence of fraud or wilful misconduct or wilful concealment by the Seller.

Schedule 10 : Sellers’ Protection Provisions
6	Protection of goodwill

Nothing in this Schedule imposes an obligation on a member of the Buyer’s Group to do anything which in the Buyer’s reasonable opinion is likely to be detrimental to the prospects, reputation or goodwill of the Buyer or a member of the Buyer’s Group or the Business.

7	No set-off

Save as expressly provided to the contrary and/or where a claim pursuant to this Agreement has been Determined in favour of the Buyer, every payment made by the Buyer pursuant to this Agreement will be made in full without any set off or counterclaim howsoever arising and will be free and clear of, and without deduction of, or withholding for or on account of, any amount.

8	Duty to mitigate

The Buyer shall take all reasonable steps (whether by acting or omitting to act) to avoid or mitigate any losses, claims, actions, proceedings, damages, payments, costs, expenses or other liabilities which give rise to or might reasonably be expected to give rise to a Claim.

9	No double recovery

The Buyer shall not be entitled to recover damages or obtain payment, reimbursement or indemnity more than once in respect of any one liability, loss or breach or other set of circumstances which give rise to more than one Claim.

EXECUTION PAGE

Signed by for and on behalf of	) )
CORGI INTERNATIONAL LIMITED:
Duly Authorised Person

Signed by for and on behalf of	) )
CORGI CLASSICS LIMITED:
Duly Authorised Person

Signed by for and on behalf of	) )
CORGI USA, INC.
Duly Authorised Person

Signed by for and on behalf of	) )
HORNBY HOBBIES LIMITED:
Duly Authorised Person